UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MALIBU BOATS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION
5075 Kimberly Way
Loudon, Tennessee 37774
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on November 3, 2026

Date	Time	Record Date	Location
Tuesday, November 3, 2026	8:00 a.m., Eastern Time	Close of business on September 8, 2026	1406 Wilkinson Pike, Maryville, TN 37803
Malibu Boats, Inc. will hold its 2026 annual meeting of stockholders (the “Annual Meeting”) at the Meeting House at RT Lodge, 1406 Wilkinson Pike, Maryville, Tennessee 37803, on Tuesday, November 3, 2026, at 8:00 a.m., Eastern Time. The Board of Directors (the "Board") of Malibu Boats, Inc. solicits your proxy for the Annual Meeting. The proxy materials were either made available to you over the internet or mailed to you on or about September [ ], 2026. At the Annual Meeting, you will be asked to:

1	Elect the Board's two Class I nominees named in the accompanying Proxy Statement to hold office for a three-year term
2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2027
3	Approve, on an advisory basis, the compensation of our named executive officers
4	Approve an amendment to our certificate of incorporation relating to the removal of directors
5	Approve an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law
In addition, at the Annual Meeting, we will conduct any other business that may properly come before the meeting. Only Class A and Class B common stockholders of record as of the close of business on September 8, 2026 may vote at the Annual Meeting or adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, during regular business hours at our principal executive offices at 5075 Kimberly Way, Loudon, Tennessee 37774 for a ten day period ending on the date before the Annual Meeting.

For the meaning of certain capitalized terms used in this Proxy Statement, please see "Certain Defined Terms" on page 71.

Malibu Boats, Inc.	i	2026 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders: This Proxy Statement and our 2026 Annual Report on Form 10-K are available on the Internet at http://materials.proxyvote.com/56117J.

Your vote is important to us. You may vote your shares by proxy or in person. We urge you to vote by proxy even if you plan to attend the meeting. If you attend the Annual Meeting and vote in person, your proxy will not be used.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY USING THE INTERNET. Use of the enclosed envelope requires no postage for mailing in the United States.

By Order of the Board of Directors,
Brooke Zinter
General Counsel and Secretary
Loudon, Tennessee
September [ ], 2026

5075 Kimberly Way
Loudon, Tennessee 37774

Malibu Boats, Inc.	ii	2026 Proxy Statement

Malibu Boats, Inc.	iii	2026 Proxy Statement

Page
COMPENSATION COMMITTEE REPORT	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
Employment Agreements	38
Grants of Plan-Based Awards	39
Description of Equity Awards	39
Outstanding Equity Awards at Fiscal Year-End	39
Option Exercises and Stock Vested Table	40
Potential Payments upon Termination or Change in Control	41
PAY VERSUS PERFORMANCE	44
CEO PAY RATIO DISCLOSURE	50
EQUITY COMPENSATION PLAN INFORMATION	51
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
AUDIT COMMITTEE REPORT	55
AUDIT INFORMATION	56
PROPOSAL 1 - ELECTION OF DIRECTORS	57
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58
PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	59
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION RELATING TO THE REMOVAL OF DIRECTORS	60
PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS IN ACCORDANCE WITH RECENT AMENDMENTS TO DELAWARE LAW	61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	64
INFORMATION ABOUT THE ANNUAL MEETING	66
OTHER MATTERS	73
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS	74
ANNUAL REPORT TO STOCKHOLDERS	76
APPENDIX A - RECONCILIATION OF NON-GAAP FINANCIAL ADJUSTED EBITDA	A-1

Malibu Boats, Inc.	iv	2026 Proxy Statement

PROXY SUMMARY
This summary highlights certain information about us and does not contain all of the information you should consider before voting. Please read the entire Proxy Statement and our Annual Report on Form 10-K before voting.

2026 Annual Meeting of Stockholders

Date	Time	Record Date	Location
Tuesday, November 3, 2026	8:00 a.m., Eastern Time	Close of business on September 8, 2026	1406 Wilkinson Pike, Maryville, TN 37803
PROPOSALS TO BE VOTED ON AND VOTING RECOMMENDATIONS

Proposal		Board Recommendations	For More Information
1	Elect the Board's two Class I nominees named in the accompanying Proxy Statement to hold office for a three-year term	FOR	See page 57
2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027	FOR	See page 58
3	Approve, on an advisory basis, the compensation of our named executive officers	FOR	See page 59
4	Approve an amendment to our certificate of incorporation relating to the removal of directors	FOR	See page 60
5	Approve an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law	FOR	See page 61

Malibu Boats, Inc.	1	2026 Proxy Statement

Proxy Summary

WAYS TO VOTE

By Mail	Via the Internet	In Person
By mailing in the signed and completed separate proxy card or voting instruction form	By following the instructions in the email, proxy card, or voting instruction form	Written ballots will be provided to stockholders eligible to vote at the Annual Meeting
INFORMATION ABOUT THE DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following sets forth certain information about our director nominees and directors who will continue their terms after the Annual Meeting. In August 2026, Mr. Michael J. Connolly notified the Board that he would not stand for re-election at the Annual Meeting. Mr. Connolly will continue to serve on the Board until the Annual Meeting, when his current term expires. Pursuant to the Company's bylaws, the Board decreased the number of directors that constitute the entire Board from nine to eight directors, effective upon the expiration of Mr. Connolly's term at the Annual Meeting.

Malibu Boats, Inc.	2	2026 Proxy Statement

Proxy Summary

Name and Primary Occupation	Age	Director Since	Independent	Other Public Boards	Current Committees
James R. Buch Former Chief Executive Officer of UMA Enterprises, Inc.	72	2014	Yes	—	• Audit • Nominating and Governance
Ivar S. Chhina Former Chief Financial Officer and Executive Vice President of Recreational Equipment, Inc.	63	2014	Yes	—	• Audit • Nominating and Governance
Melanie K. Cook Former Chief Operating Officer of GE Appliances	54	2025	Yes	2	• Audit • Compensation • Nominating and Governance
Michael K. Hooks Co-Founder and Managing Director of Black Canyon Capital, LLC	64	2014	Yes	—	• Nominating and Governance
Mark W. Lanigan Co-Founder and Managing Director of Black Canyon Capital, LLC	66	2014	Yes	—	• Compensation • Nominating and Governance
Steven D. Menneto President and Chief Executive Officer of Malibu Boats, Inc.	61	2024	No	—
Peter E. Murphy Founder and Chief Executive Officer of Wentworth Capital Management	63	2014	Yes	1	• Compensation • Nominating and Governance
Nancy M. Taylor Former President and Chief Executive Officer of Tredegar Corporation	66	2023	Yes	—	• Audit • Nominating and Governance

Malibu Boats, Inc.	3	2026 Proxy Statement

Proxy Summary

BUSINESS OVERVIEW
We are a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive boats, outboard boats, and premium adventure dayboats. Our product portfolio consists of nine brands that are used for a broad range of recreational boating activities including, among others, water sports, such as water skiing, wakeboarding and wake surfing, as well as general recreational boating and fishing.

FINANCIAL RESULTS FOR FISCAL YEAR 2026
During fiscal year 2026, we exceeded our expectations despite continuing to face a soft retail environment leading to dealers reducing their inventories further during the year. Certain financial results for fiscal year 2026 are provided below.

•Net sales of $914.6 million
•Gross profit of $146.5 million
•Net income of $1.7 million
•Adjusted EBITDA of $73.9 million
We also maintained strong cash generation, which allowed us to continue investing in our core business, complete the acquisition of Saxdor, and return approximately $33.9 million to shareholders in fiscal year 2026 through our stock repurchase program. We also saw our net sales per unit increase by 12.2% in fiscal 2026, as buyers continued to purchase larger, more feature-rich boats with higher average selling prices.
Please see Appendix A for the definition of adjusted EBITDA, which is a non-GAAP financial measure, and a reconciliation of adjusted EBITDA to net income as reported under GAAP.

Malibu Boats, Inc.	4	2026 Proxy Statement

Proxy Summary
CORPORATE GOVERNANCE HIGHLIGHTS
We maintain governance practices that we believe establish meaningful accountability for our Company and the Board, including:
•Our Chairperson and all other directors, except for our Chief Executive Officer, are independent
•All standing Board committees are comprised entirely of independent directors
•The Board has a clawback policy that applies to all Named Executive Officers
•The Board conducts annual Board and Committee evaluations
•Our Company policies prohibit short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees
•Our Company policies prohibit pledging of Company securities by directors, officers and employees, subject to a limited exception

Corporate Responsibility
For Malibu Boats, Inc. and our customers, being on the water is a way of life. We are committed to protecting the health and safety of our customers and employees and maintaining strong corporate governance practices and ethical behavior across our organization.
Our Employees
At Malibu Boats, Inc. we are committed to our people-first core values. We are dedicated to protecting the well-being of our employees while creating a company culture that promotes safety, respect, inclusion, and teamwork.
We prohibit discrimination and harassment of any kind and have policies in place in our Code of Conduct with respect to anti-discrimination and anti-harassment. We also provide our employees with access to an anonymous whistleblower hotline for any reporting concerns. We remain focused on ensuring a safe workplace for our employees and will continue to work toward an injury-free workplace through the implementation of training and other safety initiatives.
Compliance and Ethics
We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section on our website at malibuboatsinc.com/governance, which includes certain key corporate governance documents.
Information on our website is not and should not be considered part of, nor is it incorporated by reference in this proxy statement.
Our Code of Conduct provides guidance to all our directors, officers and employees and assists us in conducting our activities within appropriate ethical and legal standards. We foster a free and open atmosphere that allows and encourages directors, officers, employees and agents and others to express work-related concerns about ethical issues and/or to report violations or suspected violations of laws, regulations and our policies. Our Code of Conduct describes the means by which any director, officer or employee can provide an anonymous report of an actual or suspected violation of our Code of Conduct.
Our Customers: Product Safety & Quality
At Malibu Boats, Inc., we are committed to exceeding our customers’ needs and expectations. While innovation is critical to our long-term growth, product quality and safety is equally important to support our long-term relationships with our dealers and our customers. This customer-focused, performance-minded and improvement-driven mindset has led the Malibu Monsoon engine to achieve the International Organization for Standardization’s (ISO) global certifications for quality (9001:2015).
Additionally, we are certified by the National Marine Manufacturers Association (NMMA), a program designed to help boat manufacturers comply with industry safety and construction standards and federal regulations. In order to be NMMA certified, boat manufacturers must certify each model boat they produce.

Malibu Boats, Inc.	5	2026 Proxy Statement

Proxy Summary

Engagement with Stockholders
We recognize that stockholder engagement is fundamental to strengthening our corporate governance practices and we maintain direct and frequent engagement with our stockholders. We value the views of our stockholders and regularly seek their input to gain valuable insights into key business matters they care most about, including but not limited to capital allocation, corporate governance, risk management, environmental and social matters, sustainability and executive compensation. Feedback from these meetings and conversations is shared with the Board and used to inform the Board’s decisions. Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events.

GARMIN
350
V6
YAMAHA
350
V6
COBALT
COASTAL EDITION

Malibu Boats, Inc.	6	2026 Proxy Statement

BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS
INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS
The Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Our bylaws provide that our Board is comprised of such number of directors as determined from time to time by the Board. The number of directors currently on the Board is nine. Mr. Michael J. Connolly is not standing for re-election upon the expiration of his term at the Annual Meeting. Effective as of the Annual Meeting, the size of our Board will be reduced from nine to eight members, such that two Class I director seats will be up for election at the Annual Meeting.
Based on the recommendation of the Nominating and Governance Committee, our Board has nominated Mr. Ivar S. Chhina and Mr. Mark W. Lanigan for election to serve as Class I directors for three-year terms expiring at the 2029 annual meeting of stockholders.

Malibu Boats, Inc.	7	2026 Proxy Statement

Directors of the Company

Director Nominees- Class I (Term Ending 2026)

Ivar S. Chhina Director

Mr. Chhina has been a member of our Board since February 2014. Now retired, from 2009 to 2011, he served as the chief financial officer and executive vice president for Recreational Equipment, Inc. (REI), a national retailer of outdoor recreational equipment and apparel, and previously served on REI’s board from 2006 to 2009, where he was chair of its audit and finance committee as well as board vice chair. From 2001 to 2007, Mr. Chhina was chairman and chief executive officer, and previously chief operating officer and chief restructuring officer of Interdent, Inc., a health care services company. From 1991 to 2001, Mr. Chhina held senior executive, finance and operational roles with several portfolio companies of Mehta & Company, a private equity firm for which he was an operating partner and is currently a venture partner. Mr. Chhina also currently serves on the boards of directors and as chair of the audit committees for Sage Dental Management LLC, Femwell Group Health LLC, and SP L2 Holdings, LLC d/b/a Ledge Lounger Inc., and as a board observer for Evology LLC (dba Aptive Environmental), all of which are private companies; and as a board director for Agribank, FCB, a wholesale bank for the U.S. Farm Credit System, for which he also currently serves as chair of the audit committee. Previously, he held executive positions and/or board directorships with several companies, including as interim chief executive officer, and later as a director/advisor to the managing member of JDC Management LLC, on the board of directors of Lone Peak Holdings LLC, PPV Holding Company LLC, Troy Lee Designs Inc., Stat Health Holding LLC, DDP DMO Superholdings LLC, and Dimensional Dental Management LLC. He has also served on and chaired boards and committees of charitable and educational entities, including as a board director and member of the audit and finance committee of the Pacific Science Center, as a director and chair of the finance committee of the Washington chapter of The Nature Conservancy, and as a director, board chair and finance chair of Fort Mason Center. Mr. Chhina received an M.A. in international policy studies from the Middlebury College Monterey Institute and a dual B.A. in economics and political science from the University of Nevada Reno. We believe Mr. Chhina is qualified to serve on the Board based on his financial expertise, knowledge of the recreational products industry and extensive experience advising, operating and directing businesses across multiple industries.

Malibu Boats, Inc.	8	2026 Proxy Statement

Directors of the Company

Mark W. Lanigan Director

Mr. Lanigan has been a member of our Board since February 2014. Mr. Lanigan was a director of the LLC from May 2009 until our recapitalization in connection with the IPO in February 2014. He was a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Mr. Lanigan was formerly a co-head of the Los Angeles office and a member of the Investment Banking Executive Board of Credit Suisse First Boston and head of the Los Angeles office of Donaldson, Lufkin & Jenrette. He previously served on the boards of directors of Benevis Holdings, LLC, JDC Healthcare Management, Virgin America, Archway Marketing Services, TASI Holdings, Inc., Saunders & Associates, LRW Holdings, LLC and Lone Peak Holdings, LLC. Mr. Lanigan graduated summa cum laude, Phi Beta Kappa with a degree in Economics from Colgate University and received a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School. We believe Mr. Lanigan is qualified to serve on the Board based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats, Inc. given his initial tenure as a board member of the LLC.

Malibu Boats, Inc.	9	2026 Proxy Statement

Directors of the Company

Continuing Directors- Class II (Term Ending 2027)

James R. Buch Director

Mr. Buch has been a member of our Board since February 2014. Now retired, he held the position of chief executive officer of UMA Enterprises, Inc., which is a private company and one of the largest distributors of home décor products in North America, from May 2017 through September 2019. From 2012 to 2016, he served as president and chief executive officer of Lynx Grills, a manufacturer of grills and outdoor kitchen products for residential consumers. In 2011 and 2012, Mr. Buch was interim president and chief executive officer of Sunbrite TV, a manufacturer of high-definition televisions, and he was a consultant and operating advisor to various private equity and investment firms from 2008 to 2010, assisting businesses on multiple fronts, including growth strategies, restructuring and business model assessment. Mr. Buch has also served and continues to serve on board and advisory councils for a number of private and nonprofit organizations. He received a bachelor’s degree and an M.B.A. from California State University-Fullerton. Based on his extensive leadership and advisory experience with manufacturers of consumer products, we believe Mr. Buch is qualified to serve on the Board.

Steven D. Menneto President, Chief Executive Officer and Director

Mr. Menneto became our Chief Executive Officer and a member of our Board in August 2024. He served in various positions at Polaris, Inc., a manufacturer of powersports vehicles, since 1997, most recently as President of the Off Road Vehicle Division from December 2019 to July 2024. From May 2009 to December 2019, Mr. Menneto was President of the Motorcycle Division of Polaris, and prior to May 2009, he held various roles in sales at Polaris. Mr. Menneto previously served on the board of directors of Polaris Acceptance Inc., a floor plan financing joint venture with Wells Fargo Bank, N.A., and Motorcycle Industry Council, a not-for-profit trade association. Mr. Menneto received a B.S. in Business Administration from Northeastern University and received an M.B.A. from Rensselaer Polytechnic Institute. Based on his extensive experience as a senior executive of a manufacturer focused on the outdoor sports industry, we believe Mr. Menneto is qualified to serve on the Board.

Malibu Boats, Inc.	10	2026 Proxy Statement

Directors of the Company

Peter E. Murphy Director

Mr. Murphy has been a member of our Board since February 2014. He is the founder and chief executive officer of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer businesses. From 2009 to 2011, he served as president of strategy & development of Caesars Entertainment, where he was responsible for corporate strategy and growth, mergers and acquisitions, corporate development and real estate development around the world. From 2007 to 2008, Mr. Murphy served as an operating partner at Apollo Global Management and, prior to that, he spent 18 years in senior executive roles with The Walt Disney Company, including as chief strategic officer of The Walt Disney Company and as chief financial officer of ABC, Inc. Since January 2026, Mr. Murphy also serves as a board member of FirstSun Capital Bancorp (Nasdaq: FSUN). Until 2019, Mr. Murphy served as a board member and chairman of the audit committee of Tribune Media (NYSE: TRCO), and was a board advisor to DECA TV. He has previously served as chairman of the board of Revel Entertainment and on the boards of The Stars Group, Inc., Dial Global and Fisher Communications. Mr. Murphy received an M.B.A. from the Wharton School of Business and a bachelor’s degree, magna cum laude and Phi Beta Kappa, from Dartmouth College. We believe Mr. Murphy is qualified to serve on the Board because of his long history as an executive and director of national and international companies and experience facilitating international growth and strategy.

Continuing Directors- Class III (Term Ending 2028)

Melanie K. Cook Director

Ms. Cook has been a member of our Board since June 2025. From 2017 until her retirement in 2021, Ms. Cook was Chief Operating Officer of GE Appliances, a Haier Smart Home Company and home appliance manufacturer, where she was responsible for operational leadership for the multi-billion-dollar revenue of the GE Appliances business with 13,000 employees globally. Between 2009 and 2017, Ms. Cook served in numerous executive and operational leadership roles at the General Electric Company, a multinational power, renewable energy, aviation and healthcare company (“GE”), including Vice President, Sourcing, GE Appliances from 2014 to 2017, General Manager, Cooking Products, GE Appliances from 2011 to 2014, General Manager, Industrial Communications, GE Digital Energy from 2009 to 2011, and President of Azdel Inc., a joint venture between GE Plastics and PPG Industries from 2006 to 2008. Prior to 2006, Ms. Cook served in various roles at GE in information technology, product marketing and auditing. Ms. Cook serves on the boards of directors of the following companies: since 2023, Commercial Vehicle Group, Inc. (NASDAQ: CVGI), where she serves on the audit committee and chairs the compensation committee; since 2022, Badger Meter, Inc. (NYSE: BMI), where she serves on the audit and compliance committees; since 2022, Thetford Corporation, a privately-owned provider of mobile sanitary and kitchen products, where she is chair of the audit committee; and since 2021, The Legacy Companies, a privately-owned provider of food service and consumer products. Ms. Cook previously served as a board member of the Association of Home Appliance Manufacturers from 2013 to 2021, including Chair from 2016 to 2018, the National Association of Manufacturers from 2018 to 2021 and Mabe Joint Venture from 2016 to 2021. Ms. Cook holds a Bachelor of Science in Business Administration, with a specialty in Decision and Information Sciences from the University of Florida. We believe Ms. Cook is qualified to serve on the Board because of her extensive experience as a director of publicly traded companies engaged in a variety of industries, strategic insights and senior leadership experience.

Malibu Boats, Inc.	11	2026 Proxy Statement

Directors of the Company

Michael K. Hooks Chairman of the Board and Director

Mr. Hooks has served as the Chair of our Board since February 2014. For an interim period after the departure of our former Chief Executive Officer in 2024, Mr. Hooks served as Executive Chair of the Board from February 2024 to August 2024 and a member of the Office of Chief Executive Officer from May 2024 to August 2024. Mr. Hooks was a director of the LLC from May 2006 until our recapitalization in connection with the IPO in February 2014. He is a cofounder and has been managing partner of Westhook Capital LLC since 2017, and he is a co-founder and has been a managing director of Black Canyon Capital LLC since 2004. Previously, Mr. Hooks was a co-head of the Los Angeles office of Credit Suisse First Boston and a managing director in the Los Angeles office of Donaldson, Lufkin & Jenrette. Since December 2025, Mr. Hooks also serves on the board and as chairman of LFSN TopCo LLC (dba LifeScan), a private company. He previously served on the boards of directors of Metco Landscape Holdings, LLC, JDC Healthcare Management, Saunders & Associates, TASI Holdings, Virgin America, Logan’s Roadhouse and Switchcraft, as well as the Supervisory Board of Pfeiffer Vacuum Technology, at the time a public company listed on the New York Stock Exchange. Mr. Hooks received a degree in Economics from Princeton University and an M.B.A. with distinction from the Wharton School of Business. Based on his extensive experience as an investment banker advising companies on their financing and strategic alternatives, his experience as a private equity manager working with companies and their management teams to grow and improve their businesses, and his deep knowledge of Malibu Boats, Inc. given his initial tenure as a board member of the LLC, we believe Mr. Hooks is qualified to serve on the Board.

Nancy M. Taylor Director

Ms. Taylor became a member of our Board of Directors in April 2023. She previously served as the President and Chief Executive Officer of Tredegar Corporation, a global manufacturing company, from 2010 until 2015 and was a member of Tredegar’s board of directors from early 2010 until June 2015. During her 24-year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy, and General Counsel. From April 2018 through June 2026, Ms. Taylor served as director of TopBuild Corp. (Nasdaq: BLD), where she has served as chair of the governance committee and a member of the audit committee and compensation committee. Ms. Taylor was a member of the board of directors of Verso Corporation from November 2019 through March 2022, where she served as chair of the audit committee and as a member of the compensation committee and the corporate governance and nominating committee, and LL Flooring Holdings, Inc. (NYSE: LL), where she served as chair of the board from November 2015 through July 2024 and as a member of the nominating and corporate governance committee and the compliance and regulatory affairs committee. Ms. Taylor also served on the board of the Boys & Girls Club of Metro Richmond (Virginia) from July 2014 to June 2024. Ms. Taylor holds a bachelor’s degree in Political Science from the College of the Holy Cross and a J.D. degree from The Catholic University of America, Columbus School of Law. We believe Ms. Taylor is qualified to serve on the Board based on her many years of experience in senior management in both operational and commercial leadership roles, including serving as chief executive officer of a publicly-traded global manufacturer, her strong knowledge of corporate governance and her experience as a director of various public companies.

Malibu Boats, Inc.	12	2026 Proxy Statement

Directors of the Company
EXECUTIVE OFFICERS OF MALIBU BOATS, INC.
The following sets forth certain information about our executive officers as of September 8, 2026:

Name	Age	Principal Position
Steven D. Menneto	61	President and Chief Executive Officer
David S. Black	43	Chief Financial Officer (As of November 13, 2025)
Please see “—Information Concerning Nominees and Continuing Directors” above for the biographical information for Mr. Menneto. The biographical information for our other executive officer is set forth below.

David S. Black Chief Financial Officer

Mr. Black has served as our Chief Financial Officer since November 13, 2025. Prior to that, he served as the Company’s Vice President, Finance since November 2023, having previously served as the Company’s interim Chief Financial Officer from April 2023 to November 2023. Mr. Black also served as the Company’s Corporate Controller from November 2020 to April 2023 after joining the Company as Director of Internal Audit in 2017. Mr. Black has over 19 years of experience in accounting and finance working for both public and private companies. Mr. Black received a B.A. in finance from Fairmont State University. Mr. Black is a Certified Public Accountant.

There are no family relationships between or among any of our executive officers or directors.
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on our review of reports filed electronically with the SEC during the fiscal year, including any amendments thereto, and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during the fiscal year were timely filed.

Malibu Boats, Inc.	13	2026 Proxy Statement

CORPORATE
GOVERNANCE
CORPORATE GOVERNANCE PRINCIPLES
The Board has adopted Corporate Governance Principles, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Principles direct the Board’s actions with respect to, among other things, the Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Principles can be accessed on the Corporate Governance section of our website at malibuboatsinc.com/governance.
DIRECTOR INDEPENDENCE
The Board has reviewed the independence of our directors, based on the corporate governance standards of Nasdaq. Based on this review, our Board has affirmatively determined that each of our current non-employee directors, Mr. Buch, Mr. Chhina, Mr. Connolly, Ms. Cook, Mr. Hooks, Mr. Lanigan, Mr. Murphy, and Ms. Taylor are independent. The Board previously affirmatively determined that John E. Stokely, who served on the Board until the 2025 annual meeting, was independent. Mr. Menneto is our only employee director and is not independent. In making its independence determinations, our Board considers the relationships that each of our non-employee directors has with the Company and all other facts and circumstances our Board deems relevant in determining their independence. Mr. Hooks served as Executive Chair of the Board from February 2024 to August 2024 and a member of the Office of Chief Executive Officer from May 2024 to August 2024. During that period, Mr. Hooks was not deemed to be independent. After Mr. Hooks completed his service as our interim Executive Chair and a member of our Office of Chief Executive Officer in August 2024, our Board affirmatively determined that Mr. Hooks' service in those roles from February 2024 to August 2024 did not, and would not, interfere with his exercise of independent judgment in carrying out his responsibilities as a director and the Board affirmatively determined that Mr. Hooks qualified as an independent director after his service as our interim Executive Chair and a member of our Office of Chief Executive Officer was completed in August 2024. Additionally, as part of the Board’s independence assessment and determination, the Board specifically considered that Ms. Cook serves as a director of the Thetford Corporation, a supplier to the Company from which we purchased products during fiscal year 2026. Because the amount involved in these transactions was less than 1% of both the Company’s and Thetford’s annual revenues, and Ms. Cook was not personally involved in these transactions and received no particular benefit related to these transactions, the Board concluded that these transactions did not impair Ms. Cook’s independence. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Malibu Boats, Inc.	14	2026 Proxy Statement

Corporate Governance
BOARD COMMITTEES
The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee — each of which operates under a written charter adopted by the Board, which can be accessed on the Corporate Governance section on our website at malibuboatsinc.com/governance. The Board may establish additional committees from time to time, in accordance with our bylaws.
The following table summarizes the composition of the standing committees of the Board as of the date of this Proxy Statement, and the responsibilities of each committee are described below.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

James R. Buch
Ivar S. Chhina*
Michael J. Connolly**
Michael K. Hooks
Mark W. Lanigan
Peter E. Murphy
Melanie K. Cook
Nancy M. Taylor
Chair
Member

* Designated as an "audit committee financial expert" as that term has been defined by the Securities and Exchange Commission ("SEC").
** On August 18, 2026, Michael J. Connolly notified the Board that he would not stand for re-election at the Annual Meeting.

Malibu Boats, Inc.	15	2026 Proxy Statement

Corporate Governance

AUDIT COMMITTEE
Our Audit Committee oversees our corporate accounting and financial reporting process. All members of the Audit Committee have been determined to be "independent" and "financially literate" by our Board in accordance with the rules of the SEC and applicable Nasdaq rules, and our Board has determined that Mr. Chhina qualifies as an "audit committee financial expert" as the term is defined in the rules and regulations established by the SEC. Among other matters, the Audit Committee:
•oversees the selection and appointment, compensation, retention and oversight of the work of any independent auditors;
•evaluates, together with the Board and management, the performance of the independent auditors;
•reviews our audited financial statements and quarterly financial results, including the related disclosures and discusses them with management and the independent auditors;
•reviews the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•reviews any significant changes to our accounting principles and practices;
•reviews and discusses with management risks related to data privacy, technology and information security, including cybersecurity, and back-up of information systems and the steps we have taken to monitor and control such exposures;
•reviews and approves related party transactions; and
•at least annually reviews and evaluates the committee’s performance and reports the same to the Board and assesses the adequacy of the Audit Committee charter.
The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Ivar S. Chhina (Chair) James R. Buch Melanie K. Cook Nancy M. Taylor

Number of Meetings During Fiscal 2026 6

Malibu Boats, Inc.	16	2026 Proxy Statement

Corporate Governance

COMPENSATION COMMITTEE
All members of the Compensation Committee have been determined by our Board to meet the heightened independence requirements prescribed under the Nasdaq rules for compensation committee members. Among other matters, the Compensation Committee:
• reviews and approves the compensation of our Chief Executive Officer and other executive officers, including salaries, bonuses, perquisites and awards of equity-based compensation, approves all employment, severance and similar agreements for executive officers, makes recommendations to the Board with respect to our stock-based benefit plans, administers our stock-based benefit plans and makes recommendations to the Board concerning the compensation of directors;
• reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and either approves or makes recommendations to the independent members of the Board regarding compensation of these officers based on such evaluations and
•reviews and evaluates, at least annually, the performance of the Compensation Committee.
The Compensation Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Mark W. Lanigan (Chair) Melanie K. Cook Michael J. Connolly Peter E. Murphy

Number of Meetings During Fiscal 2026 2
Our Compensation Committee (or the independent members of the Board based on the recommendation of the Compensation Committee) is responsible for making the final decisions on compensation for our Chief Executive Officer and other executive officers. However, the Compensation Committee takes into account recommendations of our Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers.
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation for our executive officers and other employees. As further described under “Executive Compensation — Compensation Discussion and Analysis” below, during fiscal year 2026, the Compensation Committee retained Exequity LLP (“Exequity”) as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation programs and the amounts payable thereunder. During fiscal year 2026, the Compensation Committee engaged Exequity to help the Compensation Committee review a representative group of peer companies, and also to perform an independent review of our executive compensation programs to provide a competitive reference on pay levels for our executives relative to our peer group of companies. This independent review by Exequity was considered by the Compensation Committee when establishing the amounts of compensation paid to our executive officers during fiscal year 2026. The Compensation Committee is directly responsible for the appointment, compensation and oversight of Exequity’s work, and pursuant to SEC rules, does not believe Exequity’s work has raised any conflict of interest. Exequity reports only to the Compensation Committee and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by the Compensation Committee.

Malibu Boats, Inc.	17	2026 Proxy Statement

Corporate Governance

NOMINATING AND GOVERNANCE COMMITTEE
 Among other matters, the Nominating and Governance Committee:
•reviews and recommends to the Board the experience, qualifications, attributes, skills or other criteria desired for directors and director candidates;
•identifies and evaluates individuals to be members of the Board;
•makes recommendations to the Board regarding the nominees for director to be submitted to a stockholder vote at our annual meeting of stockholders and to fill any vacancy on the Board occurring between annual meetings of stockholders;
•reviews the Board’s committee structure and makes recommendations to the Board concerning the qualifications, appointment and removal of members of Board committees and the appointment of the chair of each committee;
•oversees the evaluation of the Board and its committees; and
•reviews developments in corporate governance matters, including ESG matters, and develops appropriate recommendations for the Board.
The Nominating and Governance Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Members Michael J. Connolly (Chair) James R. Buch Ivar S. Chhina Melanie K. Cook Michael K. Hooks Mark W. Lanigan Peter E. Murphy Nancy M. Taylor

Number of Meetings During Fiscal 2026 4
MEETINGS AND ATTENDANCE
During fiscal year 2026, the Board met eleven times. Each of our directors who served on the Board during fiscal year 2026 attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which the director served during fiscal year 2026 that were held during his or her tenure on the Board or relevant committee. In addition, the independent directors meet regularly in executive session without the presence of management.
The Board expects each director to attend the annual meeting of stockholders. All directors serving at the time of our annual meeting attended our 2025 annual meeting of stockholders.
ANNUAL BOARD EVALUATION
Pursuant to our Corporate Governance Principles, the Nominating and Governance Committee leads an annual evaluation of the Board, and each committee leads an annual self-evaluation. The evaluations are designed to assess whether the Board and its committees function effectively and make valuable contributions and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the relevant directors stand for re-nomination.
In fiscal year 2026, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board as a whole and each of the Board’s committees.
BOARD LEADERSHIP STRUCTURE
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Upon Mr. Menneto’s appointment as Chief Executive Officer in August 2024, the Board determined that having a non-employee director serve as Chair of the Board is in the best interest of the Company. Mr. Hooks serves as Chair of the Board. This structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. The Company also believes that having a non-employee director serve as Chair of the Board ensures a greater role for the non-employee directors in the oversight of the Company and active participation of the non-employee directors in setting agendas and establishing Board priorities and procedures.

Malibu Boats, Inc.	18	2026 Proxy Statement

Corporate Governance
RISK OVERSIGHT
The Board believes that effective risk management involves our entire corporate governance framework. Both management and the Board have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees. The Board and these committees receive information used in fulfilling their oversight responsibilities through our executive officers and other advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we engage from time to time. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, in between regularly scheduled meetings.
Following committee meetings, the Board receives reports by each committee chairperson regarding the committee's considerations and actions, including any matters relating to risk assessment or risk management.

Malibu Boats, Inc.	19	2026 Proxy Statement

Corporate Governance

BOARD RESPONSIBILITIES
▪Overall oversight concerning the assessment and management of risk related to our business
▪Decision-making for fundamental financial and business strategies and major corporate activities, including material acquisitions and financings
▪Oversight of management and Board committees
▪Receives regular reports from Board committees on specific risk oversight responsibilities
▪Receives regular reports from management regarding business operations and strategic planning, financing planning and budgeting and regulatory matters

AUDIT COMMITTEE
Primary Risk Oversight:
▪ Accounting and financial reporting processes and audits of financial statements
▪Financial risk management policies and controls
▪Quality and integrity of the accounting, auditing, internal control and financial reporting practices
▪Data privacy, technology and information security, including cybersecurity and back-up of information systems
COMPENSATION COMMITTEE Primary Risk Oversight: ▪Compensation plans, policies and programs ▪Compensation to be paid to the officers and non-employee directors	NOMINATING AND GOVERNANCE COMMITTEE Primary Risk Oversight: ▪Board composition and structure ▪Governance structure and processes ▪Board and management succession plans ▪ESG

MANAGEMENT RESPONSIBILITIES
▪Identify material risks facing us
▪Implement appropriate risk management strategies
▪Integrate risk management into our decision-making process
▪Ensure that information with respect to material risks is transmitted to the Board or the appropriate Board committee

RISK AREAS ▪Strategic ▪Reputational ▪Financial ▪Operational ▪Legal, regulatory and compliance	▪Financial reporting and internal control ▪Information systems and cybersecurity ▪Human capital management

Malibu Boats, Inc.	20	2026 Proxy Statement

Corporate Governance
POLICY ON HEDGING AND PLEDGING
We recognize that hedging against losses in stock of Malibu Boats, Inc. is not appropriate or acceptable trading activity for individuals employed by or serving the Company. We have incorporated prohibitions on various hedging activities within our stock trading guidelines, which guidelines apply to directors, officers and employees. The guidelines prohibit:
•all short sales of the securities of Malibu Boats, Inc. and any transactions in puts, calls or other derivative securities, on an exchange or in any other organized markets;
•purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the securities of Malibu Boats, Inc.; and
•holding the securities of Malibu Boats, Inc. in a margin account or pledging securities of Malibu Boats, Inc. as collateral for a loan, subject to a limited exception where a person wishes to pledge securities of Malibu Boats, Inc. as collateral for a loan (not including margin debt) and clearly demonstrates in the sole discretion of our Chief Financial Officer that such person has the financial capacity to repay the loan without resort to the pledged securities.
EXECUTIVE DEVELOPMENT AND SUCCESSION PLANNING
The Board is actively involved in the identification and cultivation of our future leaders. Our independent directors work with the Chief Executive Officer on an annual basis to review, maintain and revise, as necessary, the Company’s succession plan upon the Chief Executive Officer’s ongoing availability to serve in the Chief Executive Officer role and in the event of an unexpected occurrence. The Chief Executive Officer reports at least once per year to the independent directors of the Board on succession planning for the Chief Executive Officer and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.
DIRECTOR NOMINATION PROCESS
The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the Board. The Nominating and Governance Committee considers potential new candidates that may be proposed by current directors, management, professional search firms, and stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources although as described below, one of the factors that the Nominating and Governance Committee considers is the source of the recommendation. The Nominating and Governance Committee retains third-party search firms from time to time to assist in identifying potential Board members who have experience that would complement the current Board.
As set forth in the Corporate Governance Principles, in considering candidates for membership on the Board, the Nominating and Governance Committee will consider the prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Governance Committee may deem relevant in light of the needs of the Board and the Company and that are in the best interests of the Company. Such factors include relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board duties, financial expertise, experience with a company in the powerboat or recreational products industry and whether the prospective candidate is a director-selected prospective candidate or a stockholder-recommended prospective candidate. In addition, the Nominating and Governance Committee will consider the diversity of backgrounds and experiences of a prospective candidate while identifying nominees for director.
CODE OF CONDUCT
The Board has adopted a Code of Conduct applicable to our employees, directors and officers. The code is available on the Corporate Governance section of our website at malibuboatsinc.com/governance. To the extent required by rules adopted by the SEC or Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.malibuboatsinc.com.

Malibu Boats, Inc.	21	2026 Proxy Statement

Corporate Governance

STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Stockholders may send written communications to the Board or to specified individuals on the Board, by writing to: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, Attention: Secretary. The Secretary will review all correspondence submitted and regularly forward, to the appropriate director or directors, copies of all communications, that in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board, the Chair of the appropriate committee or the director who presides during non-management executive sessions.
ENGAGEMENT WITH STOCKHOLDERS
We recognize that stockholder engagement is fundamental to strengthening our corporate governance practices and we maintain direct and frequent engagement with our stockholders. We value the views of our stockholders and regularly seek their input to gain valuable insights into key business matters they care most about, including but not limited to capital allocation, corporate governance, risk management, environmental and social matters, sustainability and executive compensation. Feedback from these meetings and conversations is shared with our senior management and Board and used to inform their decision-making process. Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events.

Malibu Boats, Inc.	22	2026 Proxy Statement

DIRECTOR
COMPENSATION

The Board approves non-employee director compensation based on recommendations from the Compensation Committee. We have a Directors’ Compensation Policy that applies to non-employee directors. Employee directors receive no additional compensation for serving on the Board or its committees. Under our Directors’ Compensation Policy, non-employee directors receive the following compensation for their service on the Board.

Compensation Element	Fiscal 2026

Annual Board Cash Retainer •Payable in quarterly installments in arrears	$65,000
Annual Board/New Board Member Equity Retainer •Granted in the form of stock units or shares of Class A common stock for the upcoming year	$110,000
Annual Board Chair Cash Retainer •Payable in quarterly installments in arrears	$40,000
Annual Committee Chair Cash Retainer •Payable in quarterly installments in arrears	Audit Committee- $20,000 Compensation Committee- $15,000 Nominating and Governance Committee- $10,000
Annual Committee Member Cash Retainer •Payable in quarterly installments in arrears	Audit Committee- $5,000 Compensation Committee- $5,000 Nominating and Governance Committee- $2,000

Directors have the right to elect to receive their annual retainers in the form of stock units or shares of Class A common stock in lieu of cash, which shares or units would be issued as of the last day of the quarter in which the retainers relate and the shares or units would be valued as of the award date.
On the date of each annual meeting, each director then in office will be entitled to receive a fully vested annual equity award consisting of either stock units or shares of Class A common stock, which will be converted into shares or units based on the price of a share of Class A common stock on the grant date. Any director who joins the Board after the date of an annual meeting will be entitled to a pro-rata annual equity award upon joining the Board.

Malibu Boats, Inc.	23	2026 Proxy Statement

Director Compensation

For any director who elects to receive stock units, the stock units will not be payable in shares of Class A common stock until the first to occur of (1) a change in control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the director’s separation from service from the Board, and (3) an in-service distribution date elected by the director. For any payment event, directors may elect to receive payment of their stock units in a lump-sum or in installments over a period of 5 years or 10 years. All stock units are entitled to receive dividend equivalent payments, which are reinvested into additional stock units.

Use of Company Products

Each of our independent directors is provided the opportunity to use one of our boats during his or her term of service as a director. We believe permitting these directors to use one of our boats encourages the directors to familiarize themselves with our products and to better understand the consumer experience. Directors are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, gas and other fees, costs and charges (other than registration or use fees and taxes) related to their operation of the boat. At the end of each director’s term of service, the director has the option of either returning the boat to us or purchasing the boat at a purchase price equal to 75% of the dealer invoice price.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	Total ($)

Michael K. Hooks	107,000		109,981	216,981
James R. Buch	72,000		109,981	181,981
Ivar S. Chhina	87,000		109,981	196,981
Michael J. Connolly	80,000	(4)	109,981	189,981
Melanie K. Cook	72,110		109,981	182,091
John E. Stokely	22,882	(5)	—	22,882
Mark W. Lanigan	82,000	(4)	109,981	191,981
Peter E. Murphy	72,000		109,981	181,981
Nancy M. Taylor	72,000		109,981	181,981
(1)Amounts reported reflect the cash retainers paid to each director for fiscal year 2026, except as noted in footnote (4).
(2)Amounts reported represent the aggregate grant date fair value of the annual equity awards granted on October 24, 2025. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The reported award values have been determined using the $34.52 closing price of a share of our Class A common stock on grant date.
(3)As of June 30, 2026, no director held any unvested stock units or unvested shares of Class A common stock.
(4)Messrs. Connolly and Lanigan each elected to receive their annual retainers and any additional retainers in the form of stock units instead of cash for this fiscal year. Accordingly, Messrs. Connolly and Lanigan received 2,823 and 2,893 fully vested stock units, respectively, for service rendered during fiscal 2026. Stock units are contractual rights to receive shares of Class A common stock in the future, but are not actual shares of Class A common stock. However, the retainers that each elected to receive in units or shares are reported as though they had been paid in cash and not converted to units or shares.
(5)Mr. Stokely did not stand for re-election upon the expiration of his term at the 2025 annual meeting.

Malibu Boats, Inc.	24	2026 Proxy Statement

Director Compensation

Malibu Boats, Inc.	25	2026 Proxy Statement

COMPENSATION DISCUSSION
AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis contains information regarding the Company’s fiscal 2026 compensation programs, policies and objectives and the compensation awarded to, earned by or paid to our Named Executive Officers ("NEOs") during fiscal 2026. Our NEOs for fiscal 2026 are:

Name	Position

Steven D. Menneto	President and Chief Executive Officer
Bruce W. Beckman	Chief Financial Officer (Former)
David S. Black	Chief Financial Officer
During fiscal 2026, Mr. Beckman resigned as Chief Financial Officer on November 12, 2025 and Mr. Black became Chief Financial Officer on November 13, 2025. As a result of his resignation, Mr. Beckman did not receive any long-term equity incentive awards during fiscal 2026, and he was also not eligible to receive an annual cash incentive award for fiscal 2026. Mr. Black was not an executive officer of the Company prior to his appointment as our Chief Financial Officer, and his long-term equity incentive awards for fiscal 2026 consisted entirely of time-based awards consistent with our grant practices for other non-executive employees. As a result, certain of the discussions below focus on the structure of Mr. Menneto’s fiscal 2026 compensation, as he was our President and Chief Executive Officer for all of fiscal 2026 and the only NEO who served as one of the Company’s executive officers for the entirety of fiscal 2026.
Fiscal 2026 presented a challenging operating environment as we faced softening retail demand. However, we were able to maintain strong cash flow generation, which allowed us to return capital to our shareholders.
Each of our NEOs received 100% of their performance-based bonus opportunity for fiscal 2026, recognizing their achievement of both the Company's net income and adjusted EBITDA performance targets, as well as their dedication and execution in support of the Company's long-term strategic objectives and stockholder value.
SUMMARY OF FISCAL 2026 COMPENSATION DECISIONS
Our Compensation Committee’s primary executive compensation objective in fiscal 2026 was to structure a balanced mix of compensation elements that would incentivize our executives to create long-term stockholder value, while at the same time addressing the Company's leadership changes and ensuring the attraction and retention of critical executive talent at an inflection point for the Company's leadership. In response to the cyclical nature inherent in the marine industry, the Compensation Committee widened the annual bonus performance range payout scale to provide additional downward protection, while also increasing the target percentage needed to achieve a maximum payout. This bonus structure, as well as the structure of the remaining compensation elements, reflects the Compensation Committee's belief that our executives should be rewarded for successfully creating long-term stockholder value, and should be required to forfeit compensation opportunities if they are not able to grow long-term stockholder value, and also believes that attracting and retaining the best executive talent is in the long-term interest of our stockholders.

Malibu Boats, Inc.	26	2026 Proxy Statement

Compensation Discussion and Analysis
Primary objective of fiscal 2026 compensation decisions: Incentivize executives to create long-term stockholder value while also focusing on attracting and retaining a top tier executive team
During our 2020 fiscal year, we made several important design changes to our executive compensation program to enhance the performance-based nature of the program. Our redesigned executive compensation program was introduced for our 2020 fiscal year and has continued in substantially the same form since fiscal year 2020. Stockholders first had the chance to express their views on our redesigned executive compensation program at our calendar 2020 annual meeting, and at that meeting and each annual meeting since 2020, over 97% of the votes cast on our say-on-pay proposal were in support of our say-on-pay proposal. In fiscal 2026, the bonus structure was redesigned to further align with the market. The Compensation Committee believes that stockholders broadly support our executive compensation program, which includes the following key design features:
•Continued 60% Weighting for Performance-Based Equity Awards in November 2025. In November 2025, the Compensation Committee granted Mr. Menneto a long-term equity award that, based on the number of shares granted, consisted of 60% performance-based restricted shares and 40% time-based restricted shares. We expect to continue our same performance-based equity award program implemented in fiscal 2020 for fiscal 2027.
•Continued 3-Year Relative TSR Awards. 50% of the target number of performance-based restricted shares granted to Mr. Menneto in November 2025 consisted of relative TSR awards with vesting tied to our three-year actual total stockholder return as measured against the total stockholder return of the Russell 2000 Index over the same three-year period.
•Continued 3-Year Performance Period for Performance-Based Awards. All of our performance-based equity awards granted to Mr. Menneto in November 2025 have full three-year performance periods.
•Continued Using Net Income and Adjusted EBITDA Goals for Annual Incentive Plan. 50% of Mr. Menneto's and Mr. Black's fiscal 2026 bonus opportunity is payable based on the achievement of GAAP net income performance targets and the remaining 50% of each executive's bonus opportunity is payable based on the achievement of adjusted EBITDA performance targets.
•Widened Annual Bonus Performance Range Payout Scale in Fiscal 2026. In response to the cyclical nature inherent in the marine industry, the Compensation Committee widened the annual bonus performance range payout scale to provide additional downward protection, while also increasing the target percentage needed to achieve a maximum payout, consistent with market practice and the Company's objective of maintaining competitive compensation.

Due to the timing of our executive team turnover and the nature of the vesting structure of our performance based awards, our current year NEOs do not hold any outstanding performance-based awards that would have been available to vest this year. Similarly, the NEOs' performance-based annual bonuses for fiscal 2026 reflect the strength of our compensation program's alignment with performance, with Mr. Menneto and Mr. Black both receiving 100% of their target bonus opportunity.
During fiscal 2024, the Board adopted a new clawback policy that permits us to clawback or recover cash and equity incentive compensation in the event of a material restatement of our financial statements or if a covered executive commits fraud during the course of employment that causes financial or reputational harm to us. This clawback policy retains the flexibility to clawback performance-based cash and equity compensation in the event a covered executive commits fraud, even though this clawback right is broader than required by the new SEC and Nasdaq rules. All of the currently employed Named Executive Officers are subject to the clawback policy.
The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the NEOs during fiscal 2026.

Malibu Boats, Inc.	27	2026 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION PROGRAM OBJECTIVES
Our compensation program for executives is intended to:
•incentivize our executive officers to create long-term stockholder value;
•align the interests of our executive officers with the interests of our stockholders;
•attract and retain quality executive officers;
•motivate and reward high performance levels; and
•inspire teamwork and collaboration among the executives.
We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of three material elements: base salaries, annual cash incentive compensation opportunities (bonus), and long-term equity incentive awards.
Each of these compensation elements is described in more detail below.
ROLE OF THE COMPENSATION COMMITTEE
Pursuant to its charter, the Compensation Committee establishes and regularly reviews our executive compensation philosophy and programs, exercises authority with respect to the determination and payment of compensation to each of the NEOs, and is responsible for administering our equity compensation plan, including approving grants of awards under the plan. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other NEOs.
As described above, the Compensation Committee is also responsible for overseeing the Company's incentive and other compensation programs to confirm that they do not encourage unnecessary risk taking. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking.
The elements of our executive compensation program were each approved by the Compensation Committee. Except for recommendations made by our Chief Executive Officer with respect to the compensation of the other NEOs, no executive officer had any role in determining the compensation of the NEOs.
ROLE OF THE COMPENSATION CONSULTANT
Since 2018, the Compensation Committee has engaged Exequity as its independent compensation consultant. Exequity helped the Compensation Committee construct the Company’s peer group of companies that is described below. In fiscal 2025 and fiscal 2026, Exequity performed an independent review of our executive compensation program to provide a competitive reference on pay levels for certain of our NEOs. As part of its review, Exequity analyzed the salaries, target bonus opportunities, target total cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by the defined peer group of companies described below to their similarly situated executives. Exequity was also engaged by the Compensation Committee to advise on the terms of the executive compensation arrangements offered to Mr. Menneto and Mr. Black.
The Compensation Committee reviewed the report prepared by Exequity in fiscal 2025 and fiscal 2026 and used this report as a reference point when determining the amount of each NEO's base salary, target annual bonus opportunity and long-term incentive award for fiscal 2026, together with the terms of the employment agreements entered into with Mr. Menneto and Mr. Black. In response to the cyclical nature inherent in the marine industry, the Compensation Committee determined it was appropriate to review the target annual bonus performance range. Based on market research provided by Exequity, the Compensation Committee approved a widened performance range payout scale to provide additional downward protection, while also increasing the target percentage needed to achieve a maximum payout, consistent with market practice and the Company's objective of maintaining competitive compensation.
The Compensation Committee is directly responsible for the appointment, compensation and oversight of Exequity’s work and pursuant to SEC rules does not believe Exequity’s work has raised any conflict of interest. Exequity reports only to the Compensation Committee, and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

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Compensation Discussion and Analysis
PEER COMPANIES
With assistance from Exequity, we have used the following objective peer group selection methodology to determine our peer group companies:
•We initially screened U.S. publicly traded companies with a Global Industry Classification Standard (GICS) sector classification of leisure products;
•Due to the limited number of GICS leisure products companies, we expanded the GICS screen to include adjacent industry sectors such as apparel, accessories and luxury goods, auto parts and equipment, automobile manufacturers, construction machinery and heavy trucks, consumer electronics, homebuilding, home furnishings, housewares and specialties, industrial machinery, automotive retail and specialty stores;
•We applied an objective financial screen at the time of analysis focusing on GICS-screened companies with total trailing 12-month revenues ranging from approximately 0.5x to 3.0x times ours, and also applied a secondary objective financial screen focusing on GICS-screened companies with a relatively similar market capitalization, enterprise value, trailing 12-month EBITDA, and/or total number of employees as us;
•We then also considered the peer group companies used by certain proxy advisory firms and companies with similar business profiles (such as cyclicality) based on input from our Compensation Committee and the Board.
For fiscal 2026, the Compensation Committee, with the assistance of Exequity, reviewed our peer group and selected the following set of companies:

Peer Group Companies

Acushnet Holdings Corp.	Dorman Products, Inc.	Fox Factory Holding Corp.
Helios Technologies	Johnson Outdoors Inc.	Latham Group, Inc.
Lifetime Brands, Inc.	Marine Products Corporation	Marine Max, Inc.
MasterCraft Boat Holdings, Inc.	Motorcar Parts of America, Inc.	OneWater Marine Inc.
Smith & Wesson Brands	Sturm, Ruger & Company, Inc.	Universal Electronics Inc.
Winnebago Industries, Inc.	YETI Holdings, Inc.
For fiscal 2026, the Compensation Committee prioritized peer group continuity in its review and determined that the peer group continues to reflect an appropriate comparator set for evaluating executive compensation. As of the peer group review in 2026, our market capitalization, total revenues and trailing 12-month EBITDA were at the 30th percentile, 53rd percentile, and 37th percentile, respectively, relative to our group of peer companies. The Compensation Committee believes that our current peer group provides a reasonable reference point for compensation decisions for our NEOs.
The Compensation Committee believes it is important to understand and reference what similarly-situated companies are paying their executives, and it intends to use this information as one of the data points it considers when making compensation decisions for the NEOs using its business judgment.
THE ROLE OF STOCKHOLDER SAY-ON-PAY VOTES
We currently provide stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our NEOs, which we refer to as a say-on-pay proposal. At last year’s annual meeting, over 97% of the votes cast on our say-on-pay proposal were in support of our say-on-pay proposal. Last year’s results were consistent with our say-on-pay proposal each year since our 2020 fiscal year, where stockholders first had the chance to express their views on our redesigned executive compensation program and over 97% of the votes cast on our say-on-pay proposals have been supportive. The Compensation Committee believes that stockholders broadly support our redesigned executive compensation program.

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Compensation Discussion and Analysis

At the Annual Meeting, stockholders will have the chance to cast their vote on our say-on-pay proposal for our 2026 fiscal year. The Compensation Committee will continue to consider the outcome of stockholders’ votes on our say-on-pay proposals when making future compensation decisions for our NEOs.
MATERIAL ELEMENTS OF COMPENSATION
Base Salaries
We pay each NEO a base salary to provide each executive with a minimum, fixed level of cash compensation. In the fall of 2025, the Compensation Committee reviewed the base salary level for each NEO who was then currently employed, Mr. Menneto and Mr. Black. Following its review of individual performance and market competitiveness, the Compensation Committee determined to maintain Mr. Menneto's base salary at his fiscal 2025 level, with no increase for fiscal 2026.

Named Executive Officer	FY 2025 Base Salary ($)	FY 2026 Increase ($)	Approved Base Salary ($)

Steven D. Menneto	920,000	—	920,000
David S. Black (i)	—	—	400,000
(i) Mr. Black was appointed to the position of CFO on November 13, 2025 and was granted an annual base salary of $400,000. His previous non-executive salary was not reviewed by the compensation committee and therefore is not listed above.
Annual Incentive Compensation Opportunity
Annual Incentive Plan. In October 2025, the Compensation Committee approved our annual incentive plan for fiscal 2026. The fiscal 2026 annual cash incentive bonus for each NEO was payable based on our achievement of equally weighted annual net income and adjusted EBITDA targets for fiscal 2026 established by our Compensation Committee. The Compensation Committee continued to include a net income performance metric during fiscal 2026 in order to reduce the weighting of the adjusted EBITDA performance metric and to have 50% of each executive’s performance-based bonus opportunity payable based on the achievement of the GAAP performance measure. In connection with his departure, Mr. Beckman is not eligible to receive any bonus for the Company’s 2026 fiscal year.
Annual net income for purposes of the incentive plan was defined as our net income as publicly reported in our press release announcing our financial results for fiscal 2026, but adjusted to exclude the results of any businesses acquired during fiscal 2026 and any unbudgeted growth initiative expenses approved by the Compensation Committee. Our fiscal 2026 net income target was set at $14.2 million, and reflected the anticipated softening retail demand for fiscal 2026. The Compensation Committee believed that achievement of this target would require the NEOs to successfully execute on our fiscal 2026 business plan in order to earn an annual bonus for fiscal 2026.
Adjusted EBITDA for purposes of the incentive plan was defined as our adjusted EBITDA as publicly reported in our press release announcing our financial results for fiscal 2026, but adjusted to exclude the results of any businesses acquired during fiscal 2026 and any unbudgeted growth initiative expenses approved by the Compensation Committee. The fiscal 2026 adjusted EBITDA target for the Company was set at $68.2 million. As with the net income target, the Compensation Committee believed that achievement of this target would require the NEOs to successfully execute on our fiscal 2026 business plan and reflected the anticipated softening retail demand for fiscal 2026.
The threshold and maximum annual net income and adjusted EBITDA amounts were each set as a percentage of the applicable target amount described above. In response to the cyclical nature inherent in the marine industry, the Compensation Committee widened the annual bonus performance range payout scale to provide additional downward protection, while also increasing the target percentage needed to achieve a maximum payout, consistent with market practice and the Company's objective of maintaining competitive compensation. The threshold performance level for each metric was set at an amount equal to 80% of the applicable target amount, while the maximum performance level for each metric was set at an amount equal to 150% of the applicable target amount. Although the annual net income and adjusted EBITDA metrics are equally weighted independent performance

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Compensation Discussion and Analysis
metrics, in order for any bonus to become payable, our plan design required that both annual net income and adjusted EBITDA performance must be achieved at a minimum of the threshold performance level. Additionally, no bonus payments can be made above the 100% target unless both GAAP net income and adjusted EBITDA in the current fiscal year exceed those measures in the previous fiscal year. Our annual bonus plan payout scale and the associated incentive payments as a percentage of each NEO’s target bonus amount were as follows:

Net Income/Adjusted EBITDA Performance Level	Net Income/Adjusted EBITDA Amount as a % of Target	% of Target Bonus Becoming Payable

Below Threshold	<80%	0%
Threshold	80%	35%
Below Target	90%	50%
Target	100% (Net income of $14.2 million and adjusted EBITDA of $68.2 million)	100%
Above Target	125%	150%
Maximum	150%	200%
Above Maximum	>150%	200%
The bonus payment for performance between any of the performance levels specified above is interpolated on a straight-line basis.
In addition, under our plan design, the Compensation Committee also retained the discretion to reduce each NEO’s incentive bonus amount based on any reason determined to be appropriate by the Compensation Committee.
For our 2026 fiscal year, we achieved annual net income of $1.7 million and adjusted EBITDA of $73.9 million as publicly reported in our financial results. Due to our acquisition of Saxdor on March 2, 2026, net income and adjusted EBITDA for the performance based bonuses were adjusted to remove the results of Saxdor as well as integration expenses related to the acquisition. This resulted in a net income and adjusted EBITDA of $15.1 million and $68.5 million, respectively. Because both our achieved annual net income and adjusted EBITDA performance results were above the threshold performance level, Mr. Menneto and Mr. Black received 100% of their bonus payment based on our net income and adjusted EBITDA performance for fiscal 2026. The Compensation Committee determined not to make any adjustments to our previously approved performance targets.

Total Fiscal 2026 Cash Bonus Payments. For each NEO, the fiscal 2026 target incentive bonus amount and total fiscal 2026 cash bonus payment are listed below.

Named Executive Officer	FY 2026 Target Bonus ($)	FY 2026 Annual Incentive Payment ($)

Steven D. Menneto	1,012,000	1,012,000
David S. Black	300,000	300,000
Please see Appendix A for the definition of adjusted EBITDA which is a non-GAAP financial measure and a reconciliation of adjusted EBITDA to net income as reported under GAAP. Mr. Beckman was not eligible for any bonuses related to the Company's fiscal year 2026. Therefore, he is not listed in the above table.

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Compensation Discussion and Analysis

Long-Term Incentives
Structure of Fiscal 2026 Equity Awards. The long-term equity incentive awards granted to Mr. Menneto as part of our annual equity award grant process consisted of a combination of time-based restricted shares and performance-based restricted shares. The number of shares subject to the long-term equity award for Mr. Menneto consisted of 30% relative TSR performance-based awards, 30% adjusted EBITDA performance-based awards and 40% time-based restricted shares. As described above, Mr. Beckman did not receive any long-term equity incentive awards during fiscal 2026. Mr. Black was not an executive officer of the Company prior to his appointment as our Chief Financial Officer, and his long-term equity incentive awards for fiscal 2026 consisted entirely of time-based awards consistent with our grant practices for other non-executive employees.

The table below summarizes the fiscal 2026 equity award grants for Mr. Menneto and Mr. Black:

Name	Relative TSR Performance Awards	Adjusted EBITDA Performance Awards	Time-Based Shares or Units

Steven D. Menneto	$930,926	$719,991	$959,997
	24,965 target shares	24,965 target shares	33,287 shares
David S. Black	$—	$—	$299,976
	— target shares	— target shares	11,450 shares
Time-Based Shares. Time-based restricted shares or units are included as part of each NEO’s long-term equity award to provide an equity incentive linked to the value realized by our stockholders that becomes earned based on the executive’s continued employment with us. On November 13, 2025, Mr. Black was granted an award of time-based restricted stock units (“RSUs”) with a value of $99,993 based on the closing price of the Company’s common stock on November 13, 2025 of $25.45. On November 21, 2025, in connection with Mr. Black's appointment as our Chief Financial Officer, Mr. Black was granted an award of RSUs with a value of $199,983 based on a closing price of the Company's common stock on November 21, 2025 of $26.59.
Performance-Based Shares. The performance-based shares granted to Mr. Menneto consisted of an approximately equal number of relative TSR awards and adjusted EBITDA awards.
Relative TSR Awards. The relative TSR awards have a three-year performance period and are eligible to become vested based on our three-year actual total stockholder return as measured against the total stockholder return of the Russell 2000 Index over the same three-year period. The relative TSR performance requirements and the vesting schedule for the relative TSR awards can be illustrated by the following table.

Performance Level	TSR Achieved Relative to the TSR of the Russell 2000 Index	% of Relative TSR Awards Vesting

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Above Target	120%	150%
Maximum	140%	200%
Above Maximum	>140%	200%
The relative TSR award vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis.
Adjusted EBITDA Awards. The fiscal 2026 adjusted EBITDA awards will be eligible to become vested following the end of a three-year performance period based on our adjusted EBITDA performance through the end of the performance period. Consistent with prior years, in order to achieve the adjusted EBITDA target for fiscal 2028, we will be required

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Compensation Discussion and Analysis
to grow our adjusted EBITDA over the three-year performance period at a compounded annual growth rate equal to at least 10%.
In order to reinforce the importance of achieving a 10% compounded annual adjusted EBITDA growth rate, no adjusted EBITDA awards are eligible to vest if our actual adjusted EBITDA performance is below our target performance level. However, the adjusted EBITDA awards are eligible to vest up to a maximum 150% payout level if we are able to grow our annual adjusted EBITDA at a rate of or in excess of 15%. The adjusted EBITDA performance requirements and the vesting schedule for the adjusted EBITDA awards can be illustrated by the following table.

Performance Level	Compounded Annual Adjusted EBITDA Growth Rate Achieved	% of Adjusted EBITDA Awards Vesting

Below Threshold	<10%	0%
Target	10%	100%
Above Target	11%	110%
Above Target	12%	120%
Above Target	13%	130%
Above Target	14%	140%
Maximum	≥15%	150%
The adjusted EBITDA award vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis.
Adjusted EBITDA has substantially the same meaning as under the annual incentive plan described above. The annual incentive plan also uses an adjusted EBITDA-based performance metric, however the 10% compounded annual growth rate requirement over three years used to establish the adjusted EBITDA award target for fiscal 2028 is intended to incentivize sustained long-term earnings growth. As a result, we believe that the adjusted EBITDA awards (which comprise 50% of the performance-based shares awarded to Mr. Menneto) incentivize growth and long-term performance. In contrast, the adjusted EBITDA targets under the annual incentive plan (which represented 50% of the fiscal 2026 target bonus opportunity under our executive bonus plan) are established on an annual basis and are intended to incentivize short-term execution of our earnings objectives for the relevant fiscal year.
Payouts of Previously Granted Performance-Based Awards. The performance period applicable to certain previously granted relative TSR awards ended in November 2025 and the performance period applicable to certain previously granted adjusted EBITDA awards ended on June 30, 2026. While none of our current year NEOs hold any awards due to vest in fiscal 2026, the TSR awards and adjusted EBITDA awards that we granted to our executives in prior years with a performance period ending in fiscal 2026 all failed to vest because the applicable performance targets were not achieved.
Severance and Change in Control Benefits
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of Mr. Menneto and Mr. Black pursuant to the terms of their employment agreements. Mr. Beckman was party to an employment agreement prior to his departure and received termination benefits pursuant to the Transition, Release and Consulting Agreement we entered into with him in connection with his departure.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of Mr. Menneto and Mr. Black would be entitled to severance benefits in the event of a termination of employment by us without “cause” or by the executive for “good reason”. Severance benefits for Mr. Menneto and Mr. Black include 12 months of continued base salary payments (and a bonus component for Mr. Menneto). Mr. Menneto's cash severance benefits are generally based on a "2x" multiple of base salary and actual earned bonus if his termination occurs within 24 months following a change in control of the Company.

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Compensation Discussion and Analysis

Under the terms of our shareholder approved Long Term Incentive Plan, (and the terms of our recent 2024 Performance Incentive Plan), all outstanding equity awards will fully vest if the awards are not assumed or substituted by a surviving entity in connection with a change in control or, if assumed or substituted, an executive’s employment is terminated without “cause” or for “good reason” within 18 months following such change in control. For the TSR awards and adjusted EBITDA awards granted in fiscal 2024, 2025 and 2026, actual performance will be measured through the date of the change in control, and the change in control provisions in the Long Term Incentive Plan will apply to any TSR award or adjusted EBITDA award shares actually becoming earned based on performance. The terms of Mr. Menneto's employment agreement are similar to the terms of our shareholder-approved equity plans, but extend the vesting protections to death, disability and retirement, as described more fully below.
No NEO is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code.
Other Compensation and Benefits
We maintain a 401(k) savings plan and various health and welfare benefit plans for our employees. Our currently employed Named Executive Officers are generally eligible to participate in each of these plans on the same terms as our other employees. The currently employed Named Executive Officers are also entitled to limited perquisites such as use of the Company’s boats.
Clawback Policy
We maintain a clawback policy that permits us to clawback or recover cash and equity incentive compensation in the event of a material restatement of our financial statements or if a covered executive commits fraud during the course of employment that causes financial or reputational harm to us. This clawback policy retains the flexibility to clawback performance-based cash and equity compensation in the event a covered executive commits fraud, even though this clawback right is broader than required by the new SEC and Nasdaq rules. All of the currently employed Named Executive Officers are subject to the clawback policy.
POLICY WITH RESPECT TO SECTION 162(M)
Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year.
The Compensation Committee currently notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

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Compensation Discussion and Analysis

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COMPENSATION
COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Mark W. Lanigan (Chair)
Michael J. Connolly
Melanie K. Cook
Peter E. Murphy

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EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth certain information concerning compensation we paid or accrued for the last three fiscal years with respect to each of our NEOs.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($) (5)	Total ($)

Steven D. Menneto (6) President and Chief Executive Officer	2026	920,000	—	2,610,914	—	1,012,000	—	14,906	4,557,820
	2025	813,846	506,000	2,886,855	—	—	—	—	4,206,701
Bruce W. Beckman (7) Former Chief Financial Officer	2026	182,231	—	—	—	—	—	338,365	520,596
	2025	478,462	100,000	550,967	—	—	—	4,265	1,133,694
	2024	242,308	225,000	599,958	—	—	—	75,000	1,142,266
David S. Black (8) Chief Financial Officer	2026	363,761	—	299,976	—	300,000	—	10,383	974,120
	2025	297,710	—	83,983	—	30,000	—	5,193	416,886
	2024	273,269	50,000	497,001	—	22,400	—	—	842,670
(1)Reflects fiscal years ended June 30.
(2)The amounts reported represent supplemental bonus payments made outside of the Company's annual incentive plan. No such payments were made to any of our NEOs in fiscal year 2026. In fiscal year 2025, Mr. Menneto received a one-time sign-on bonus upon his appointment as Chief Executive Officer, and Mr. Beckman received a $100,000 discretionary bonus awarded by the Compensation Committee. In fiscal year 2024, Mr. Beckman received a $225,000 sign-on bonus upon his commencement of employment and Mr. Black received a $50,000 completion bonus upon the conclusion of his service as interim Chief Financial Officer.
(3)The amounts reported for fiscal 2026 reflect the grant date fair value of restricted stock or units granted under the 2024 Performance Incentive Plan and accounted for in accordance with FASB ASC Topic 718. For more information, see Note 16 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
For fiscal 2026, Mr. Menneto was granted a restricted stock award which consisted of time-based restricted shares, a relative TSR award and an adjusted EBITDA award. The adjusted EBITDA award was valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which resulted in a grant date fair value for the adjusted EBITDA award for Mr. Menneto of $719,991. If we achieve the highest level of performance under the adjusted EBITDA award, the grant date fair value for Mr. Menneto's adjusted EBITDA award would be $1,079,971. Mr. Black was granted two time-based restricted stock units, one as part of the annual grant to management and one for his promotion to Chief Financial Officer. These two awards had a combined grant date fair value of $299,976.

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Executive Compensation

(4)As described in the Compensation Discussion & Analysis section above, amounts reported equal each Named Executive Officer’s annual cash bonus payment under our annual incentive plan. For fiscal 2026, 100% of the annual cash incentive bonus payments were made. For fiscal 2025, there were no annual cash incentive bonus payments made to our NEO's. As discussed further in footnote 8, Mr. Black was not a NEO in fiscal 2025 and received a partial annual incentive plan bonus in his role as Vice President of Finance and Accounting. For fiscal 2024 there were no annual cash incentive bonus payments made other than to Mr. Black, who received a pro-rata bonus payment.
(5)Amounts reported for Messrs. Menneto, Beckman and Black include $14,906, $0, and $10,383, respectively, for the Company's contribution to the defined contribution plan for fiscal 2026. Amounts reported for Mr. Beckman also included severance payments of $283,077 and $55,288 for payment of his unused accrued vacation in fiscal 2026.
(6)Effective August 5, 2024, Mr. Menneto joined the Company as Chief Executive Officer.
(7)Effective November 27, 2023, Mr. Beckman joined the Company as Chief Financial Officer. Effective November 12, 2025, Mr. Beckman resigned the position of Chief Financial Officer.
(8)Mr. Black served as our interim Chief Financial Officer from April 2023 through November 2023. Then he served as Vice President of Finance and Accounting at the Company from November 2023 through November 2025. Mr. Black was appointed to serve as Chief Financial Officer of the Company, effective November 13, 2025. Therefore, he was a NEO in 2024 and 2026, but not 2025, although his 2025 compensation is included above in accordance with SEC rules.
EMPLOYMENT AGREEMENTS
Mr. Menneto
Pursuant to his employment agreement with the Company, Mr. Menneto is entitled to receive a fixed minimum annual base salary of $920,000 and was eligible for a minimum cash incentive bonus of up to 55% of his annual base salary for fiscal 2025. For fiscal 2026 and beyond, Mr. Menneto's target bonus opportunity is equal to no less than 110%, but no greater than 200% of his base salary and becomes payable based upon meeting performance criteria established by the Compensation Committee in its sole discretion. Mr. Menneto is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat. For information relating to potential payments upon termination of Mr. Menneto’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Menneto’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.
Mr. Beckman
Effective as of November 12, 2025, Mr. Beckman resigned his position. In line with the terms of his employment agreement, Mr. Beckman will continue to receive his annual base salary of $460,000 for one year. Upon his resignation, Mr. Beckman became ineligible for any bonuses in regards to fiscal year 2026.
Mr. Black
Effective as of November 13, 2025, Mr. Black’s annual base salary was set at $400,000 and he is eligible for a minimum cash incentive bonus of up to 75% of his annual base salary based upon meeting performance criteria established by the Compensation Committee in its sole discretion. Mr. Black is also eligible to participate in all employee benefit plans and vacation programs and is eligible for the use of a company-owned boat. For information relating to potential payments upon termination of Mr. Black’s employment, see “—Potential Payments upon Termination or Change in Control.” Mr. Black’s employment agreement includes non-competition, non-solicitation and confidentiality provisions.

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Executive Compensation
GRANTS OF PLAN-BASED AWARDS
The following table sets forth all plan-based awards granted to our NEOs during the fiscal year ended June 30, 2026. All of these awards were granted under the Long Term Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven D. Menneto
2026 Annual Incentive Bonus	—	354,200	1,012,000	2,024,000	—	—	—	—	—
Restricted Stock Award - Time-Based	11/26/2025	—	—	—	—	—	—	33,287	959,997
Restricted Stock Award - Relative TSR	11/26/2025	—	—	—	12,482	24,965	49,930	—	930,926
Restricted Stock Award - Adjusted EBITDA	11/26/2025	—	—	—	—	24,965	37,447	—	719,991
Bruce W. Beckman
2026 Annual Incentive Bonus	—	120,750	345,000	690,000	—	—	—	—	—
David S. Black
2026 Annual Incentive Bonus		105,000	300,000	600,000	—	—	—	—	—
Restricted Stock Unit - Time-Based	11/13/2025	—	—	—	—	—	—	3,929	99,993
Restricted Stock Unit - Time-Based	11/21/2025	—	—	—	—	—	—	7,521	199,983
(1)The amounts reported in these columns represent the range of possible annual cash incentive payouts under the 2024 Performance Incentive Plan based on performance during fiscal 2026.
(2)The amounts reported in this column reflect the grant date fair value of restricted stock and unit awards granted under the 2024 Performance Incentive Plan and accounted for in accordance with FASB ASC Topic 718.
DESCRIPTION OF EQUITY AWARDS
For fiscal 2026, we granted a combination of time-based restricted stock awards, restricted stock units, relative TSR awards and adjusted EBITDA awards to the NEOs. All of these awards were granted under, and are subject, to the terms of the 2024 Performance Incentive Plan. Certain of the terms of these awards are described above in “Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Incentives.”

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below sets forth certain information concerning outstanding restricted stock or restricted stock units held by each of our NEOs as of June 30, 2026. There were no stock options outstanding as of June 30, 2026. Mr. Beckman resigned from his position as CFO on November 12, 2025 and forfeited any unvested restricted stock and restricted stock unit awards, prior to June 30, 2026. Therefore, he is omitted from this table.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Steven D. Menneto	29,376	(2)	805,784	8,505	(10)	233,292
	5,670	(3)	155,528	11,338	(11)	311,001
	33,287	(4)	913,062	37,447	(12)	1,027,171
				49,930	(13)	1,369,580
David S. Black	360	(5)	9,884	—		—
	8,762	(6)	240,328	—		—
	992	(7)	27,211	—		—
	3,929	(8)	107,772	—		—
	6,268	(9)	171,918	—		—
(1)The market value of such award was calculated based on the $27.43 closing price of a share of Class A common stock as of June 30, 2026 (which was the last trading day in our fiscal year).
(2)Represents unvested time-based restricted stock units that will become vested in substantially equal installments on August 5, 2026 and August, 5, 2027.
(3)Represents unvested time-based restricted stock awards that will become vested in substantially equal annual installments on November 6, 2026, November 4, 2027 and November 4, 2028.
(4)Represents unvested time-based restricted stock awards that will become vested in substantially equal annual installments on November 26, 2026, November 26, 2027, November 26, 2028 and November 26, 2029.
(5)Represents unvested time-based restricted stock units that will become vested on November 6, 2026.
(6)Represents unvested time-based restricted stock units for which one-third will vest on May 6, 2027 with the remainder vesting on May 6, 2028.
(7)Represents unvested time-based restricted stock units that will become vested in substantially equal semi-annual installments on November 6, 2026, May 6, 2027 and November 6, 2027.
(8)Represents unvested time-based restricted stock units that will become vested in substantially equal annual installments on November 13, 2026, November 13, 2027, and November 13, 2028.
(9)Represents unvested time-based restricted stock units that will become vested in substantially equal semi-annual installments on November 6, 2026, May 6, 2027, November 6, 2027, May 6, 2028, and November 6, 2028.
(10)Represents unvested performance-based restricted stock awards that will become vested in one annual installment based on our adjusted EBITDA performance for fiscal year 2027. Amount shown is the maximum performance level.
(11)Represents unvested relative TSR awards that will become vested in one annual installment on November 6, 2027, based on our relative TSR performance through November 2027. Amount shown is the maximum performance level.
(12)Represents unvested performance-based restricted stock awards that will become vested in one annual installment based on our adjusted EBITDA performance for fiscal year 2028. Amount shown is the maximum performance level.
(13)Represents unvested relative TSR awards that will become vested in one annual installment on November 6, 2028, based on our relative TSR performance through November 2028. Amount shown is the maximum performance level.

Malibu Boats, Inc.	40	2026 Proxy Statement

Executive Compensation
OPTION EXERCISES AND STOCK VESTED TABLE
The table below sets forth certain information regarding the amount realized upon the exercise of stock options and the vesting of stock or stock unit awards for our Named Executive Officers during fiscal 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Steven D. Menneto	—	—	30,941	1,028,154
Bruce W. Beckman	—	—	6,396	182,080
David S. Black	—	—	5,700	147,507
(1)The amount shown for the value realized on the vesting of stock or stock unit awards equals the number of shares of our Class A common stock acquired by our Named Executive Officers upon vesting during fiscal 2026 multiplied by the closing price of our stock on the Nasdaq Stock Market on the applicable vesting date of the award (or, if the applicable vesting date falls on a date the Nasdaq Stock Market is closed, the closing price of the stock on the preceding date that the market is open).
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
We do not grant option awards, stock appreciation rights or similar awards and, as a result, do not currently have policies or practices in place relating to the timing of option awards, stock appreciation rights or similar awards in relation to the disclosure of material non-public information.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Senior Executive Employment Agreements
Messrs. Menneto and Black have employment agreements that provide for certain severance payments. For a description of Mr. Beckman's arrangements, see Mr. Beckman's transition and release agreement below.
Under the employment agreement with Mr. Menneto, in the event the Board terminates his employment without “cause” or he resigns for “good reason,” Mr. Menneto will be entitled to receive, subject to certain limitations including his execution of a release, a lump sum cash payment equal to 100% (or 200% if such termination occurs on or within 24 months after a change of control) of the sum of (i) his highest salary during the one-year period prior to termination of employment plus (ii) his annual bonus earned with respect to the most recently completed fiscal year prior to termination of employment.
Under the employment agreement with Mr. Black, in the event the Board terminates his employment without “cause” or he resigns for “good reason,” Mr. Black will be entitled to receive, subject to certain limitations including his execution of a release, his annual base salary through the end of the applicable severance period. The “severance period” specified in Mr. Black's employment agreement is a period of 12 months following the effective date of the release.
In addition, in the event the Board terminates Mr. Menneto's employment without “cause” or he resigns for “good reason” or due to death or disability (as such terms are defined in the employment agreement), any unvested RSUs granted in connection with his commencement of employment will become fully vested on the date of such termination. Further, if the Board terminates Mr. Menneto’s employment without “cause” or he resigns for “good reason” within 24 months following a “change in control” (as such terms are defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time-based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will become vested and payable at target performance, in each case as of the termination date.

Malibu Boats, Inc.	41	2026 Proxy Statement

Executive Compensation

In the event of a “qualified retirement” (as defined in the employment agreement), Mr. Menneto’s unvested equity awards subject to time based vesting will become fully vested and payable and his unvested equity awards subject to performance-based vesting will vest based on actual performance at the end of each applicable performance period as if Mr. Menneto had remained actively employed by the Company through such date.
Long Term Incentive Plans
Under the terms of the Long Term Incentive Plan and 2024 Performance Incentive Plan, if a surviving entity does not assume or substitute outstanding awards in connection with a “change in control,” then such awards (including any awards held by the NEOs) will become fully vested immediately prior to the change in control and, in the case of stock options, will become immediately exercisable. If the surviving entity assumes outstanding awards, or substitutes awards with similar stock awards, and the employment of any employee (including all of the Named Executive Officers) is terminated without “cause” or for “good reason” within 18 months after the effective date of the change in control, equity awards held by the employee will become fully vested to the extent not previously forfeited and, with respect to stock options, fully exercisable. For the outstanding TSR awards and adjusted EBITDA awards, actual performance will be measured through the date of the change in control, and the change in control provisions in the Long Term Incentive Plan described above will apply to any TSR award or adjusted EBITDA award shares actually becoming earned based on performance.
A “change in control” is deemed to occur if:
•any person or group of persons is or becomes a beneficial owner of securities of Malibu Boats, Inc. representing more than 50% of the combined voting power of Malibu Boats, Inc.’s outstanding voting securities;
•the individuals who constitute the Board, and any new director (other than a director who initially assumes office in connection with an actual or threatened election contest) whose election was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, cease for any reason to constitute a majority of the number of our directors;
•a merger or consolidation of Malibu Boats, Inc. is consummated where either (1) the beneficial owners of voting securities of Malibu Boats, Inc. immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity or (2) the directors immediately prior to the transaction do not immediately thereafter constitute a majority of the board of directors of the surviving entity;
•our stockholders approve a plan of liquidation or dissolution of Malibu Boats, Inc.; or
•an agreement or series of agreements is consummated for the sale of all or substantially all of our assets other than to an entity of which at least 50% of the combined voting securities are owned by our stockholders in substantially the same proportions as their ownership of Malibu Boats, Inc. immediately prior to such sale.

Malibu Boats, Inc.	42	2026 Proxy Statement

Executive Compensation
Estimated Severance and Change in Control Payments and Benefits
The following table provides information concerning the potential termination or change in control payments that would be made to each applicable NEO under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the applicable NEO, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of the Company) occurred on June 30, 2026. In the following table, we use the term “involuntary termination” to refer to a termination by us without “cause” or by the executive for “good reason.”

Name	Cash Severance ($)(1)	Equity Acceleration Value ($)(2)(3)	Total ($)

Steven D. Menneto
Involuntary Termination	920,000	805,784	1,725,784
Involuntary Termination in Connection with Change in Control	1,840,000	4,815,419	6,655,419
In Connection with death or disability	—	805,784	805,784
In Connection with retirement	—	4,815,419	4,815,419
David S. Black
Involuntary Termination	400,000	—	400,000
Involuntary Termination in Connection with Change in Control	400,000	—	400,000
(1)These amounts for Messrs. Menneto and Black represent the percentage of base salary they would be owed in connection with the executive’s termination of employment by us without “cause” or by the executive for “good reason” (whether alone or in connection with a change in control).
(2)All outstanding equity awards will fully vest if such awards are not assumed or substituted by a surviving entity in connection with a change in control or, if assumed or substituted, an executive’s employment is terminated without “cause” or for “good reason” within 18 months following such change in control. For the outstanding TSR awards and adjusted EBITDA awards, actual performance will be measured through the date of the change in control, and the change in control provisions described above will apply to any TSR award or adjusted EBITDA award shares actually becoming earned based on performance. For purposes of this table, we have assumed the maximum number of adjusted EBITDA award shares and TSR awards shares will vest, depending on performance through June 30, 2026.
(3)The amount disclosed was determined by taking the value (calculated based on the $27.43 closing price of a share of Class A common stock as of June 30, 2026, the last trading day in our fiscal year) associated with unvested time-based and performance-based, restricted stock or unit awards. For restricted stock or unit awards, full value was presented based on the closing price.
Transition, Release and Consulting Agreement with Mr. Beckman
The Company and Mr. Beckman mutually agreed to enter into a Transition, Release and Consulting Agreement (the “Transition Agreement”) with the Company, effective November 12, 2025 (the “Separation Date”). Mr. Beckman will receive continued payment of his base salary for one year as provided for in the termination provisions of his Employment Agreement with the Company. Mr. Beckman also agreed to provide consulting services to the Company through December 31, 2025. Ownership of the Company-owned boat used by Mr. Beckman immediately prior to the Separation Date transferred to Mr. Beckman as of the Separation Date. Pursuant to the Transition Agreement, Mr. Beckman has agreed to continue to comply with the restrictive covenants set forth in his prior employment agreement.

Malibu Boats, Inc.	43	2026 Proxy Statement

PAY VS
PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) to our Named Executive Officers and certain measures of the Company’s financial performance. The material that follows is provided in compliance with these rules however additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described in our "Compensation Discussion and Analysis" section above.
The table below provides information regarding CAP to our principal executive officer, or PEO, and other NEOs for each year from 2022 to 2026, compared to our total shareholder return (“TSR”) from June 30, 2021 through the end of each such year, and our net income, and adjusted EBITDA for each such year.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during Fiscal 2026 to Company performance is also presented below.

									Value of Initial Fixed $100 Invested Based On:
Year	Summary Compensation Table Total for PEO (Jack Springer ) ($) (1)(2)	Compensation Actually Paid to PEO (Jack Springer) ($) (1)(3)	Summary Compensation Table Total for PEO (Michael Hooks) ($) (1)(2)	Compensation Actually Paid to PEO (Michael Hooks) ($) (1)(3)	Summary Compensation Table Total for PEO (Steven Menneto) ($) (1)(2)	Compensation Actually Paid to PEO (Steven Menneto) ($) (1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (5)	Total Shareholder Return ($) (6)	Dow Jones Recreational Products Index Total Shareholder Return ($) (7)	Net Income ($) ($M))(8)	Adjusted EBITDA ($) ($M) (9)

2026	—	—	—	—	3,545,820	3,011,277	569,715	320,896	37.4	43.4	1.7	73.9
2025	—	—	67,742	67,742	4,206,701	3,715,353	1,523,561	-1,000,830	42.7	55.1	15.2	74.8
2024	2,923,537	(3,046,395)	490,679	708,011	—	—	2,496,279	1,544,238	47.8	68.3	-56.4	82.2
2023	4,535,792	5,847,922	—	—	—	—	1,128,644	591,110	80.0	85.7	107.9	284.0
2022	4,838,018	2,059,911	—	—	—	—	1,683,805	557,849	71.9	72.3	163.4	246.5
(1)For the years reported in the table, Jack D. Springer was PEO from 2021 through February 2024, Michael Hooks was our PEO from February 2024 through June 2024 for fiscal 2024 and from July to August 5, 2024 for fiscal 2025, and Steven Menneto has been our PEO since August 5, 2024.
(2)Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(3)Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

Malibu Boats, Inc.	44	2026 Proxy Statement

Pay Versus Performance

Steven Menneto	2026
Summary Compensation Table Total	$3,545,820
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,610,914)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,282,892
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(264,985)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	58,464
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$3,011,277
*The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation “and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(4)This figure represents the average of the total compensation reported for our non-PEO NEOs in each applicable year, as shown in our Summary Compensation Table for such year. Mr. Black served as a NEO in 2023 and 2024 in his role as interim Chief Financial Officer, and again in 2026 following his appointment as Chief Financial Officer. He was not a NEO in 2025, as he held a non-executive role during that year. The names of the non-PEO NEOs in each year are listed in the table below.

2026	2025	2024	2023	2022
Bruce Beckman	Ritchie Anderson	Ritchie Anderson	Ritchie Anderson	Ritchie Anderson
David Black	Bruce Beckman	Wayne Wilson	Wayne Wilson	Wayne Wilson
		David Black	David Black
(5)This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC's rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

Malibu Boats, Inc.	45	2026 Proxy Statement

Pay Versus Performance

2026
Summary Compensation Table Total	$569,715
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(149,988)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	139,838
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(19,769)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	16,114
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(21,214)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(213,800)
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$320,896
*Note that the fair value assumptions shown with respect to footnote 3 apply to the figures in this table as well.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation “ and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(6)Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the start of the first fiscal year reported in the table (June 30, 2021) assuming all dividends paid from the start of the measurement period through end of the measurement period (June 30, 2026) are reinvested.
(7)The peer group used is the Dow Jones U.S. Recreational Products Index, as used in the Company's performance graph found in the Company’s Annual Report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the start of the first fiscal year reported in the table (June 30, 2021) assuming all dividends paid from the start of the measurement period through end of the measurement period (June 30, 2026) are reinvested.
(8)The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.
(9)In the Company's assessment adjusted EBITDA is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company in 2026 to link compensation actually paid to performance. The Company defines adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization, goodwill and other intangible asset impairment expense, and non-cash, non-operating expenses or other expenses that we do not believe are indicative of our ongoing expenses, including abandonment of construction in process, litigation settlements, acquisition and integration related expenses, adjustment to earnout liability, certain professional fees, non-cash compensation expense and adjustments to our tax receivable agreement liability.

Malibu Boats, Inc.	46	2026 Proxy Statement

Pay Versus Performance
TABULAR LIST OF PERFORMANCE MEASURES
The list below includes the three financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for 2026, to Company performance.

Tabular List
Adjusted EBITDA
Relative Total Shareholder Return
Net Income
DESCRIPTION OF RELATIONSHIPS BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the Compensation Actually Paid tracks well to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures described in the table above.
Compensation Actually Paid Versus TSR

Malibu Boats, Inc.	47	2026 Proxy Statement

Pay Versus Performance

Compensation Actually Paid Versus Net Income

MBUU Net Income vs. Compensation Actually Paid
Compensation Actually Paid
Net Income ($M)
10
8
6
4
2
0
-2
-4
200
150
100
50
0
-50
-100
$163.4
$107.9
$(56.4)
$15.2
$1.7
$0.56
$5.85
$0.59
0.71
0.00
$3.72
$3.01
06/30/22
06/30/23
06/30/24
06/30/25
06/30/26
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Net Income ($M)

Malibu Boats, Inc.	48	2026 Proxy Statement

Pay Versus Performance
Compensation Actually Paid Versus Adjusted EBITDA

MBUU Adjusted EBITDA vs. Compensation Actually Paid

Compensation Actually Paid
Adjusted EBITDA ($M)
6
5
4
3
2
1
0
-1
-2
-3
-4
350
300
250
200
150
100
50
0
$247
$284
$82
$75
$74
$3.01
$0.71
06/30/22
06/30/23
06/30/24
06/30/25
06/30/26
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Adjusted EBITDA ($M)

Malibu Boats, Inc.	49	2026 Proxy Statement

CEO PAY RATIO
DISCLOSURE
Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the total annual compensation paid to our PEO, to the median of the total annual compensation of all of our employees (excluding our PEO). In accordance with SEC rules, we opted to calculate the total compensation of our PEO by using the compensation paid to Mr. Menneto, our President and Chief Executive Officer, who served as our PEO on the date the median employee was selected. Based on SEC rules for this disclosure and applying the methodology described below, we have determined that Mr. Menneto's total compensation for the fiscal year ended June 30, 2026 was $4,557,820 and the median of the total compensation of all of our employees (excluding Mr. Menneto) for the fiscal year ended June 30, 2026 was $55,809. Accordingly, we estimate the ratio of Mr. Menneto's total compensation for the fiscal year ended June 30, 2026 to the median of the total compensation of all of our employees (excluding Mr. Menneto) for the fiscal year ended June 30, 2026 to be 82 to 1.
When we originally identified the median employee for fiscal 2021, we did so by taking into account the total cash compensation for the fiscal year ended June 30, 2021 reflected in our payroll records for all individuals, excluding Mr. Springer, who were employed by us or one of our affiliates on June 30, 2021. We included all employees, whether employed on a full-time, part-time, or temporary basis. We did not make any assumptions, adjustments or estimates with respect to their total compensation for the fiscal year ended June 30, 2021 reflected in our payroll records, except that we converted the total compensation of our employees resident in Australia to US dollars using a conversion ratio of AUD $1.00 to USD $0.75. We applied the same methodology to select a new median employee for fiscal 2026.
Once the median employee was identified as described above, that employee’s total annual compensation for the fiscal year ended June 30, 2026 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including Mr. Menneto) in the “Total” column of the Summary Compensation Table. This information is being provided for compliance purposes. Neither the Compensation Committee nor our management used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Malibu Boats, Inc.	50	2026 Proxy Statement

EQUITY COMPENSATION
PLAN INFORMATION
The following table sets forth, for each of Malibu Boats’ equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of June 30, 2026. Malibu Boats' equity compensation plans consist only of the Long Term Incentive Plan and the 2024 Performance Incentive Plan as of June 30, 2026.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	249,617	$—	789,459
Equity compensation plans not approved by security holders	—	—	—
Total	249,617	$—	789,459
(1)Represents shares that are subject to outstanding stock unit awards granted under the Incentive Plans.
(2)This weighted average exercise price does not reflect the shares that will be issued upon the payment of outstanding stock units. There are no outstanding stock options as of June 30, 2026.

Malibu Boats, Inc.	51	2026 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES REGARDING RELATED PARTY TRANSACTIONS
The Audit Committee reviews related party transactions for potential conflict of interest issues. The Board has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which we were or are to be a participant, regardless of the amount, and a related person had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer or greater than 5% beneficial owner of our common stock and their immediate family members.
MALIBU BOATS HOLDINGS, LLC LIMITED LIABILITY COMPANY AGREEMENT
Malibu Boats, Inc. was incorporated in 2013 to serve as a holding company that owns only an interest in Malibu Boats Holdings, LLC, or the LLC. In connection with our IPO in 2014, we completed a recapitalization that resulted in Malibu Boats, Inc. becoming a member of the LLC, along with the pre-IPO members of the LLC. Michael Hooks and Mark Lanigan, who are both members of our board of directors, were pre-IPO members of the LLC and were holders of LLC Units during fiscal year 2026.
As a result of the recapitalization and IPO in 2014, Malibu Boats, Inc. holds LLC Units in the LLC and is the sole managing member of the LLC. Accordingly, Malibu Boats, Inc. operates and controls all of the business and affairs of the LLC and, through the LLC and its operating entity subsidiaries, conducts our business. Holders of LLC Units generally do not have voting rights under the limited liability company agreement.
Pursuant to the limited liability company agreement of the LLC, Malibu Boats, Inc. has the right to determine when distributions (other than tax distributions) will be made to the holders of LLC Units and the amount of any such distributions. If Malibu Boats, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective LLC Units.
The holders of LLC Units, including Malibu Boats, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to LLC’s members (including Malibu Boats, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of the LLC provides for cash distributions to the holders of the LLC Units if Malibu Boats, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of LLC units for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California (taking into account the nondeductibility of certain expenses and the character of our income). For purposes of determining the taxable income of the LLC, such determination will be made by generally disregarding any adjustment to the taxable income of any member of the LLC that arises under the tax basis adjustment rules of the Code and is attributable to the acquisition by such member of an interest in the LLC in a sale or exchange transaction.
Since July 1, 2025, the LLC has made distributions of less than $120,000 to Messrs. Hooks and Lanigan as holders of LLC Units related to the tax receivable agreement.

Malibu Boats, Inc.	52	2026 Proxy Statement

Certain Relationships and Related Party Transactions
EXCHANGE AGREEMENT
We also entered into an exchange agreement with the pre- IPO owners of the LLC in connection with the recapitalization and IPO. Under the exchange agreement, each pre-IPO owner of the LLC (or its permitted transferee) has the right to exchange its LLC Units for shares of Class A common stock of Malibu Boats, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our option, except in the event of a change in control, for a cash payment equal to the market value of the Class A common stock. The exchange agreement provides that LLC members do not have the right to exchange LLC Units if Malibu Boats, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Malibu Boats, Inc. to which the LLC member may be subject or any of our written policies related to unlawful or insider trading. The exchange agreement also provides that we may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In addition, pursuant to the limited liability company agreement, Malibu Boats, Inc., as managing member of the LLC, has the right to require all members of the LLC to exchange their LLC Units for Class A common stock in accordance with the terms of the exchange agreement, subject to the consent of the holders of a majority of outstanding LLC Units other than those held by Malibu Boats, Inc.
Since July 1, 2025, Messrs. Hooks or Lanigan have not exchanged LLC Units for Class A common stock.
TAX RECEIVABLE AGREEMENT
As a result of exchanges of LLC Units into Class A common stock and purchases by Malibu Boats, Inc. of LLC Units from holders of LLC Units, Malibu Boats, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC at the time of such exchanges or purchases. In addition, such exchanges and purchases of LLC Units are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
In connection with the recapitalization of the Company completed in connection with its IPO, Malibu Boats, Inc. and the LLC entered into a tax receivable agreement with the pre-IPO owners of the LLC that provides for the payment from time to time by Malibu Boats, Inc. to pre-IPO owners of the LLC (or any permitted assignees) of 85% of the amount of the benefits, if any, that Malibu Boats, Inc. is deemed to realize as a result of (1) increases in tax basis and (2) certain other tax benefits related to Malibu Boats, Inc. entering into the tax receivable agreement, including those attributable to payments under the tax receivable agreement. These payment obligations are obligations of Malibu Boats, Inc. and not of the LLC. For purposes of the agreement, the benefit deemed realized by Malibu Boats, Inc. will be computed by comparing the actual income tax liability of Malibu Boats, Inc. (calculated with certain assumptions) to the amount of such taxes that Malibu Boats, Inc. would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the purchases or exchanges, and had Malibu Boats, Inc. not entered into the tax receivable agreement. The term of the agreement will continue until all such tax benefits have been utilized or expired, unless Malibu Boats, Inc. exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or Malibu Boats, Inc. breaches any of the material obligations under the tax receivable agreement or there is a change in control, in which case all obligations will generally be accelerated and due as if Malibu Boats, Inc. had exercised its right to terminate the agreement.
We expect that the payments that we may make under the agreement may be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the agreement, as of June 30, 2026, we expect future payments under the agreement to be approximately $38.7 million over the next 15 years. Future payments to the pre-IPO owners of the LLC (or their permitted assignees) in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates and the actual payments could differ materially. It is possible that future transactions or events, such as changes in tax legislation, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments.
The tax receivable agreement provides that, upon certain mergers, asset sales or other forms of business combinations or other changes of control, Malibu Boats, Inc. (or its successor) would owe to the pre-IPO owners of the LLC (or their permitted assignees) a lump-sum payment equal to the present value of all forecasted future payments that would have otherwise been made under the tax receivable agreement which would be based on certain assumptions,

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Certain Relationships and Related Party Transactions

including a deemed exchange of LLC Units and that Malibu Boats, Inc. would have sufficient taxable income to fully utilize the deductions arising from the increased tax basis and other tax benefits related to entering into the tax receivable agreement. Malibu Boats, Inc. is also entitled to terminate the tax receivable agreement, which, if terminated, would obligate it to make early termination payments to the pre-IPO owners of the LLC. A pre-IPO owner may also elect to unilaterally terminate the tax receivable agreement with respect to such pre-IPO owner, which would obligate Malibu Boats, Inc. to pay to such pre-IPO owner certain payments for tax benefits received through the taxable year of the election.
Payments generally will be due under the tax receivable agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue at a rate equal to LIBOR plus 100 basis points from the due date (without extensions) of the applicable tax return until such payment due date. Any late payments under the tax receivable agreement generally will accrue interest at a rate of LIBOR plus 500 basis points. The Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, discontinued U.S. LIBOR after June 30, 2023. The tax receivable agreement does not provide for an alternative reference rate to LIBOR. Therefore, pursuant to the Adjustable Interest Rate (LIBOR) Act, 12 U.S.C. §§ 5801-5807, and the regulations promulgated to carry out the LIBOR Act, 12 C.F.R. Part 253, on July 1, 2023 we believe LIBOR with respect to the tax receivable agreement was automatically replaced by operation of law with the SOFR plus a spread adjustment. We do not currently anticipate failing to pay any amounts owed under the tax receivable agreement.
Payments under the tax receivable agreement will be based on the tax reporting positions that Malibu Boats, Inc. will determine. Although Malibu Boats, Inc. is not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the agreement. As a result, in certain circumstances, payments could be made under the agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the agreement. We paid $758,000 to the pre-IPO owners, including payments of less than $120,000 to Messrs. Hooks and Lanigan, during the fiscal year ended June 30, 2026 in connection with exchanges, which resulted in $38.7 million in tax receivable agreement liabilities as of June 30, 2026.

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AUDIT COMMITTEE
REPORT
The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2026 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC.
Audit Committee of the Board of Directors
Ivar S. Chhina (Chair)
James R. Buch
Melanie K. Cook Nancy M. Taylor

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AUDIT
INFORMATION
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG served as our independent registered public accounting firm for the fiscal years ended June 30, 2026 and 2025. The following is a summary of the fees billed to us by KPMG for professional services for fiscal years ended June 30, 2026 and 2025, respectively.

	Fiscal Year Ended June 30,
	2026	2025

Audit Fees (1)	$2,212,000	$2,039,437
Audit-Related Fees (2)	381,005	—
Tax Fees (3)	25,000	—
All Other Fees (4)	9,000	9,000
Total	$2,627,005	$2,048,437
(1)Audit fees represent fees billed or accrued for professional services rendered for the audit of the consolidated annual financial statements, review of the interim condensed consolidated financial statements included in quarterly filings, consents, statutory audits and the audit of the effectiveness of the Company's internal control over financial reporting.
(2)Audit-related fees represent fees billed or accrued for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Audit Fees, including due diligence and other services associated with the Company's acquisition of Saxdor.
(3)Tax fees represent fees billed or accrued for professional services rendered during the fiscal year for tax compliance, tax advice and tax planning.
(4)All other fees represent fees billed or accrued for professional services rendered during the fiscal year other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee has considered whether the provision of the services described above is compatible with maintaining our independent public accounting firm’s independence and has determined that such services have not adversely affected KPMG’s independence.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee has delegated its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Audit Committee, Mr. Chhina, provided that the pre-approval decisions of the Chair are subsequently presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm during the fiscal years ended June 30, 2026 and 2025.

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PROPOSAL 1
Election of Directors
NOMINEES FOR ELECTION
The Board is currently comprised of nine members. On August 18, 2026, Michael J. Connolly notified the Board that he would not stand for re-election at the Annual Meeting. Mr. Connolly will continue to serve on the Board until the Annual Meeting, when his current term expires. Pursuant to the Company's bylaws, the Board decreased the number of directors that constitute the entire Board from nine to eight directors, effective upon the expiration of Mr. Connolly’s term at the Annual Meeting, such that two Class I director seats will be up for election at the Annual Meeting. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Ivar S. Chhina and Mark W. Lanigan for election to the Board to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.

Ivar S. Chhina	Mark W. Lanigan
Class I director	Class I director
In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our Company.
Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to serve or for good reason will not serve as a director (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless the Board chooses to reduce the number of directors serving on the Board.

BOARD RECOMMENDATION The Board Recommends that you vote "FOR" each of the nominees for director.

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PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
KPMG served as our independent registered public accounting firm during the fiscal year ended June 30, 2026 and, in that capacity, audited our consolidated financial statements for the fiscal year ended June 30, 2026. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of the appointment of KPMG for the fiscal year ending June 30, 2027 by the stockholders. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG, and may decide to retain KPMG notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of Malibu Boats, Inc. and its stockholders. In addition, if KPMG should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent registered public accounting firm.
Representatives of KPMG will attend the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. We have been advised by KPMG that neither KPMG, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Malibu Boats, Inc. or its subsidiaries.

BOARD RECOMMENDATION
The Board recommends that you vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2027.

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PROPOSAL 3
Advisory Vote to Approve the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.
As described above in this Proxy Statement, our executive compensation program is designed to motivate the Company’s Named Executive Officers to create long-term value for our stockholders and is heavily weighted towards both short-and long-term performance-based compensation.
We urge stockholders to read the “Executive Compensation” section, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Malibu Boats, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2026 Annual Meeting of Stockholders.
This proposal to approve the compensation paid to our Named Executive Officers is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Our current policy is to provide stockholders with an opportunity to vote on the compensation of our Named Executive Officers each year at the annual meeting of stockholders. The next non-binding advisory vote on the compensation of our Named Executive Officers will occur at the 2027 annual meeting of stockholders.

BOARD RECOMMENDATION The Board recommends that you vote "FOR" approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 4
Approval of an Amendment to our Certificate of Incorporation Relating to the Removal of Directors
We are asking our stockholders to approve a proposed amendment to Section D of Article 7 of our certificate of incorporation, relating to the removal of directors. As further described below, the proposed amendment is intended to confirm that the rights afforded to our stockholders under our certificate of incorporation are consistent with Delaware law and align with the governing documents of many other Delaware-incorporated companies. The proposed amendment does not change stockholders’ existing rights with respect to the removal of directors.
After careful consideration, our Board has unanimously adopted, declared advisable, and recommends to our stockholders that they approve an amendment to our certificate of incorporation to replace Section D of Article 7 in its entirety (the “Director Removal Amendment”).
Section D of Article 7 of our certificate of incorporation currently provides as follows:
D. A director of the Corporation may be removed for cause by the affirmative vote of a majority of the other members of the Board of Directors; provided, however, that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), any such director may only be removed for cause by the affirmative vote of a majority of the votes of such class or series entitled to vote in the election of such director. For the purposes of this provision, “cause” means an unappealable conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interests of the Corporation.”
Section 141(k) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that any director or the entire board of directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that, in the case of a corporation with a classified board of directors, stockholders may remove any director only for cause unless the certificate of incorporation otherwise provides. Section 141(k) does not define “cause” for this purpose.
Section D of Article 7 of our certificate of incorporation currently (i) sets forth circumstances under which a director could be removed from the Board by a majority of the other members of the Board and (ii) contains a definition of “cause.” To resolve recent litigation, and without admitting to any fault, liability, or inconsistency with the DGCL, we have already agreed that no director will be removed by a majority of the other members of the Board under the current Section D of Article 7. Nevertheless, our Board believes that the proposed amendment is advisable and in the best interests of Malibu Boats and our stockholders, as it helps to avoid any future litigation or ambiguity concerning the meaning of this provision of our certificate of incorporation, and aligns the text of our certificate of incorporation with the governing documents of many other companies.
If this Proposal No. 4 is approved by stockholders, the text of Section D of Article 7 of our certificate of incorporation will be replaced in its entirety with the following:
•D. Subject to the rights of the holders of any one or more series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.
If this Proposal No. 4 is approved by the requisite vote of our stockholders, we intend to file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware as soon as practicable following the Annual Meeting to effectuate the Director Removal Amendment. Our Board reserves the right to elect to abandon the Director Removal Amendment at any time before it becomes effective even if it is approved by the stockholders. If this Proposal No. 4 is not approved by the stockholders, our certificate of incorporation will not be amended and Section D of Article 7 will remain unchanged, but as noted, we have agreed that no director will be removed by the Board under Section D of Article 7 if it remains unchanged.

Malibu Boats, Inc.	60	2026 Proxy Statement

BOARD RECOMMENDATION The Board recommends that you vote "FOR" the approval of an amendment to our certificate of incorporation relating to the removal of directors.

Malibu Boats, Inc.	61	2026 Proxy Statement

PROPOSAL 5
Approval of an Amendment to our Certificate of Incorporation to Limit the Liability of Certain Officers in Accordance with Recent Amendments to Delaware Law
We are asking our stockholders to approve a proposed amendment to our certificate of incorporation, relating to the exculpation of officers, as further described below.

After careful consideration, our Board has unanimously adopted, declared advisable, and recommends to our stockholders that they approve an amendment to our certificate of incorporation to add a new Article 13 providing for the limitation of personal liability of certain of our officers in certain circumstances (the “Officer Exculpation Amendment”).

Consistent with Delaware law, our certificate of incorporation already eliminates the monetary liability of directors for breaches of the fiduciary duty of care, to the fullest extent permitted by law. In August 2022, the State of Delaware enacted legislation that allows Delaware corporations to amend their certificates of incorporation to limit or eliminate the monetary liability of certain officers for breach of the fiduciary duty of care in certain circumstances, in a manner similar to, but more limited than, the protection already permitted for directors. This type of protection is commonly referred to as “officer exculpation.”

The officers who will be eligible for exculpation if the Officer Exculpation Amendment is enacted are those who qualify as “officers” within the meaning of Section 102(b)(7) of the DGCL, which generally includes: (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) individuals who are or were identified in the company’s public filings as its most highly compensated officers at any time during the course of conduct alleged in an action or proceeding to be wrongful; and (iii) individuals who, by written agreement with the company, consented to be identified as officers for purposes of accepting service of process pursuant to Section 3114 of Title 10 of the Delaware Code (together, “covered officers”).

The Officer Exculpation Amendment would exculpate covered officers only in connection with direct claims brought by stockholders for breaches of the duty of care, but would not exculpate covered officers with respect to any of the following:

• any claims involving breaches of the duty of loyalty to us or our stockholders;
• any claims involving acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or
• any transaction in which the officer derived an improper personal benefit.

Additionally, Delaware law does not permit exculpation of officers in connection with any action brought in the right of the Company, such as stockholder derivative claims for breaches of the fiduciary duty of care, whereas we can and do exculpate our directors for these types of claims subject to limitations set forth in Section 102(b)(7) of the DGCL and our certificate of incorporation. The Officer Exculpation Amendment generally does not affect the availability of equitable remedies for breach of fiduciary duties.

Our Board believes it is important to provide protection to officers to the fullest extent permitted by Delaware law to better position us to attract and retain qualified and experienced officers. Extending exculpation protection to officers could prevent or deter protracted or otherwise meritless litigation that distracts from their primary objectives of creating long-term value for our stockholders. The nature of the role of officers requires them to make decisions on crucial matters, often in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits seeking to impose liability with the benefit of hindsight and regardless of merit. Our Board believes that aligning the protections available to our officers with those that have long been afforded to our directors would

Malibu Boats, Inc.	62	2026 Proxy Statement

empower the officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Also, other public companies have updated their governing documents to align with this update to Delaware law, and we expect this practice to continue. Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not make similar updates to our certificate of incorporation.

Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits the Board believes would accrue to the Company and our stockholders, the Board has determined that the Officer Exculpation Amendment is advisable and in the best interests of the Company and its stockholders.

If this Proposal No. 5 is approved by stockholders, our certificate of incorporation will be amended to add a new Article 13, to read in its entirety as follows:

ARTICLE 13
LIMITATION ON PERSONAL LIABILITY OF OFFICERS
To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. No amendment to, or modification or repeal of, this Article 13 shall adversely affect any right or protection of an officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal. This Article 13 does not affect the availability of equitable remedies for breach of fiduciary duties. Solely for purposes of this Article 13, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

If this Proposal No. 5 is approved by the requisite vote of our stockholders, we intend to file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware as soon as practicable following the Annual Meeting to effectuate the Officer Exculpation Amendment. Effective immediately upon such filing, the covered officers will receive the protections from liability provided by the Officer Exculpation Amendment. Our Board reserves the right to elect to abandon the Officer Exculpation Amendment at any time before it becomes effective even if it is approved by the stockholders. If this Proposal No. 5 is not approved by the stockholders, our certificate of incorporation will not be amended in the manner contemplated by the Officer Exculpation Amendment, and our officers will not be entitled to exculpation under our certificate of incorporation.

BOARD RECOMMENDATION
The Board recommends that you vote "FOR" the approval of an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock and of LLC Units of our subsidiary, Malibu Boats Holdings, LLC, as of September 1, 2026 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Malibu Boats, Inc., (2) each of our directors and Named Executive Officers and (3) all of our current directors and executive officers as a group.
The number of shares of our Class A common stock and of LLC Units outstanding and the percentage of beneficial ownership is based on 19,677,264 shares of our Class A common stock and 19,947,683 LLC Units outstanding as of September 1, 2026. Each holder of LLC Units holds one share of our Class B common stock. Each share of Class B common stock entitles the holder to one vote for each LLC Unit held by such holder. Accordingly, the holders of LLC Units collectively have a number of votes in Malibu Boats, Inc. that is equal to the aggregate number of LLC Units that they hold. Beneficial ownership reflected in the table below includes the total shares or units held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules of the SEC.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

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Security Ownership

	Class A Common Stock Beneficially Owned (1)		LLC Units Beneficially Owned (1)		Class B Common Stock Beneficially Owned	Combined Voting Power (2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders
Pzena Investment Management LLC (3)	1,721,957	8.8	—	—	—	8.6
BlackRock, Inc. (4)	1,630,712	8.3	—	—	—	8.2
Wellington Management Group LLP (5)	1,237,871	6.3	—	—	—	6.2
Cooke & Bieler L.P. (6)	1,103,942	5.6	—	—	—	5.5
Malibu Boats, Inc. (7)	—	—	19,677,264	98.6	—	—
Directors and Named Executive Officers
Steven D. Menneto (8)	175,071	*	—	—	—	*
David Black (9)	5,848	*	—	—	—	*
Bruce W. Beckman (10)	8,736	*	—	—	—	*
Michael K. Hooks (11)	81,226	*	12,500	*	1	*
James R. Buch (12)	36,643	*	—	—	—	*
Ivar S. Chhina (13)	36,643	*	—	—	—	*
Michael J. Connolly (14)	61,970	*	—	—	—	*
Melanie K. Cook (15)	4,305	*	—	—	—	*
Mark W. Lanigan (16)	85,268	*	25,136	*	1	*
Peter E. Murphy (17)	37,343	*	—	—	—	*
Nancy M. Taylor (18)	9,588	*	—	—	—	*
Current Directors and Executive Officers as a group (10 persons) (19)	533,905	2.7	37,636	*	2	2.9
*Less than 1.0%
(1)Subject to the terms of the exchange agreement, the LLC Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Party Transactions—Exchange Agreement.” Beneficial ownership of LLC Units reflected in these tables has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged.
(2)Includes the voting power of each owner based on the voting power held through both the owners’ Class A common stock and Class B common stock (which Class B common stock reflects each owner’s holdings of LLC Units). Represents percentage of voting power of the Class A common stock and Class B common stock of Malibu Boats, Inc. voting together as a single class.
(3)Based on a Schedule 13G/A filed on January 16, 2026 by Pzena Investment Management LLC (“Pzena"). According to the 13G/A, as of December 31, 2025, Pzena has sole voting power over 1,232,700 shares and sole dispositive power over 1,721,957 shares. The address of Pzena is 320 Park Avenue, 8th Floor, New York, New York 10022.
(4)Based on a Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, as of December 29, 2023, BlackRock has sole voting power over 1,592,381 shares and sole dispositive power over 1,630,712 shares. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(5)Based on a Schedule 13G filed on August 13, 2026 by Wellington Management Group LLP on behalf of itself, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively “Wellington”). According to the Schedule 13G/A, as of June 30, 2026, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, has shared voting power over 1,047,136 shares and shared dispositive power over 1,237,871 shares. Wellington Management Company LLP has shared voting power over 962,202 shares and shared dispositive power over 1,107,256 shares. The address for Wellington is 280 Congress Street, Boston, Massachusetts 02210.
(6)Based on a Schedule 13G/A filed on August 5, 2026 by Cooke & Bieler L.P. (“Cooke”). According to the Schedule 13G/A, as of June 30, 2026, Cooke has shared voting power over 1,094,277 shares and shared dispositive power over 1,103,942 shares. The address of Cooke is Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, Pennsylvania 19103.

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(7)Represents the number of LLC Units held by Malibu Boats, Inc. Malibu Boats, Inc. does not hold any Class B common stock.
(8)Includes (i) 28,894 shares of Class A common stock held directly by Mr. Menneto, (ii) 5,670 shares of restricted stock vesting in three substantially equal annual installments beginning on November 6, 2026, (iii) 33,287 shares of restricted stock vesting in four substantially equal annual installments beginning on November 26, 2026, and (iv) 107,220 shares of restricted stock that will vest subject to the achievement of certain performance targets, assuming the maximum performance level is reached. Does not include restricted stock units with respect to 14,688 shares of common stock that will vest on August 5, 2027.
(9)Includes 5,848 shares of Class A common stock held directly by Mr. Black. Does not include (i) 360 restricted stock units vesting on November 6, 2026, (ii) 8,762 restricted stock units for which one third will vest on May 6, 2027 and the remainder on May 6, 2028, (iii) 992 restricted stock units vesting in three substantially equal semi-annual installments beginning on November 6, 2026, (iv) 3,929 restricted stock units vesting in three substantially equal annual installments beginning on November 13, 2026, and (v) 6,268 restricted stock units vesting in five substantially equal semi-annual installments beginning on November 6, 2026.
(10)Includes (i) 8,736 shares of Class A common stock held directly by Mr. Beckman.
(11)Includes (i) 5,330 shares of Class A common stock held directly by Mr. Hooks, (ii) 63,396 stock units that are fully vested and payable on a deferred basis, (iii) 12,500 shares of Class A common stock held directly by MK 2012 Irrevocable Trust for the benefit of Mr. Hooks' spouse and children and (iv) 12,500 LLC Units held directly by Mr. Hooks. Mr. Hooks' spouse serves as trustee of the MK 2012 Irrevocable Trust and Mr. Hooks may be deemed to share voting and investment power over the shares held therein. Mr. Hooks disclaims beneficial ownership of the shares of Class A common stock held by the MK 2012 Irrevocable Trust.
(12)Includes (i) 5,272 shares of Class A common stock held directly by Mr. Buch and (ii) 31,371 stock units that are fully vested and payable on a deferred basis.
(13)Includes 36,643 stock units held directly by Mr. Chhina that are fully vested and payable on a deferred basis.
(14)Includes (i) 5,272 shares of Class A common stock held directly by Mr. Connolly and (ii) 56,698 stock units that are fully vested and payable on a deferred basis. Mr. Connolly is not standing for re-election upon the expiration of his term at the Annual Meeting.
(15)Includes 4,305 shares of Class A common stock held directly by Ms. Cook.
(16)Includes (i) 20,000 shares of Class A common stock held directly by Mr. Lanigan and (ii) 65,268 stock units that are fully vested and payable on a deferred basis and 25,136 LLC Units held directly by Mr. Lanigan.
(17)Includes (i) 5,972 shares of Class A common stock held directly by Mr. Murphy and (ii) 31,371 stock units that are fully vested and payable on a deferred basis held directly by Mr. Murphy.
(18)Includes 9,588 stock units held directly by Ms. Taylor that are fully vested and payable on a deferred basis.
(19)Includes 38,957 shares of restricted stock with time-based vesting requirements and 107,220 shares of restricted stock that vest subject to the achievement of certain performance targets. Also includes (i) 80,893 shares of Class A common stock and (ii) 294,335 vested stock units. Also includes 12,500 shares of Class A common stock held directly by MK 2012 Irrevocable Trust for the benefit of Mr. Hooks' spouse and children and 37,636 LLC Units. Does not include restricted stock units with respect to 34,996 restricted stock units that will vest at various times no sooner than November 6, 2026. For clarity, all Class A shares of common stock held by Mr. Beckman as described in Footnote 10 above are excluded from this total because he is not an executive officer of the Company as of September 1, 2026.

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INFORMATION ABOUT
THE ANNUAL MEETING
Q:    When and where is the Annual Meeting?
A:    The Annual Meeting of stockholders of Malibu Boats, Inc. will be held on Tuesday, November 3, 2026 at 8:00 a.m. Eastern Time, at 1406 Wilkinson Pike, Maryville, TN 37803.
Q:    Why am I receiving these materials?
A: Pursuant to the SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2026 Annual Report on Form 10-K, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.
Q:    What am I being asked to vote on at the Annual Meeting?
A:    The items of business scheduled to be voted on at the Annual Meeting are:
■the election to the Board of the two (2) nominees named in this Proxy Statement — Ivar S. Chhina and Mark W. Lanigan — to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1);
■the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (Proposal No. 2);
■the approval, on a non-binding advisory basis, of our named executive officer compensation (Proposal No. 3);
■the approval of an amendment to our certificate of incorporation relating to the removal of directors (Proposal No. 4); and
■the approval of an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law (Proposal No. 5).
We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.
Q:    How does the Board recommend I vote on these items?
A:    The Board recommends that you vote your shares:
■FOR the election to the Board of each of the following two nominees: Ivar S. Chhina and Mark W. Lanigan (Proposal No. 1);
■FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (Proposal No. 2);
■FOR the approval, on a non-binding advisory basis, of our named executive officer compensation (Proposal No. 3)
■FOR the approval of an amendment to our certificate of incorporation relating to the removal of directors (Proposal No. 4)
■FOR the approval of an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law (Proposal No. 5)

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Q:    How will voting on any other business be conducted?
A:    Although the Board does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting or any postponements or adjournments thereof, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.
Q:    Who may vote at the Annual Meeting?
A:    Only holders of record of our Class A common stock and Class B common stock at the close of business on the record date, September 8, 2026, are entitled to notice of and to vote at the Annual Meeting.
Q:    What is the difference between holding shares as a stockholder of record and in street name as a beneficial owner?
A:    Our stockholders may hold their shares of our Class A common stock through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. Summarized below are some of the differences between shares held of record and those owned beneficially in street name.
■Stockholder of Record. If your shares of our Class A common stock and Class B common stock are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the proxy statement was sent directly to you by the Company. As the stockholder of record, you have the right to vote your shares of our Class A common stock and Class B common stock by attending the Annual Meeting or to grant your proxy directly to certain officers of the Company to vote your shares at the Annual Meeting.
■Beneficial Owner. If your shares of our Class A common stock are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the Annual Meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” giving you the right to vote by attending the Annual Meeting.
Q:    What options are available to me to vote my shares?
A:    Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.
(1)    If you received proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email; or
(2)    If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card (if you are a stockholder of record) or voting instruction form (if you hold your shares in street name), you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards or voting instruction forms with two separate control numbers, one each for Class A common stock and Class B common stock. You must follow the instructions on each separate proxy card or voting instruction form, one each for Class A common stock and Class B common stock, for all of your votes to be counted.
You may vote by mail.
If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you hold shares of Class A common stock and Class B common stock, you will receive two separate proxy cards, one each for Class A common stock and Class B common stock. You must submit both cards, one each for Class A common stock and Class B common stock, for all of your votes to be counted. For instance, if you only submit the proxy card for your shares of Class A common stock, but not the proxy card for your shares of Class B common stock, we will not include your votes for your Class B common stock.

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You may vote in person at the meeting.
Stockholders of record may vote in person at the Annual Meeting. If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Written ballots will be provided to stockholders eligible to vote at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.
Q:    What is the deadline for voting my shares by proxy?
A:    If you are a stockholder of record, your proxy must be received by the Internet by 11:59 p.m. Eastern Time on November 2, 2026 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.
Q:    Once I have submitted my proxy, is it possible for me to change or revoke my proxy?
A:    Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
■submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
■properly submitting a proxy on a later date but prior to the deadlines specified in “—What is the deadline for voting my shares by proxy?” above (only the latest proxy submitted by a stockholder by Internet or mail will be counted); or
■attending the Annual Meeting and voting in person.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
Q:    How many shares are eligible to vote at the Annual Meeting?
A:    If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the record date. If you are a holder of our Class B common stock, for Proposal No. 4 and Proposal No. 5 only, your vote will be tallied in two ways: (i) for purposes of determining whether such proposals have been approved by the affirmative vote of the holders of a majority or 66 2/3%, as applicable, of the outstanding shares entitled to vote thereon, you will be counted as having one vote for each share of Class B common stock you own and (ii) for purposes of determining whether such proposals have been approved by the affirmative vote of the holders of a majority or 66 2/3%, as applicable, in voting power of the outstanding shares entitled to vote thereon, you will be counted as having the number of votes at our Annual Meeting that is equal to the number of membership units in Malibu Boats Holdings, LLC (the “LLC Units”) held by you, regardless of the number of shares of Class B common stock held by you. For all other matters presented at the Annual Meeting, if you are a holder of our Class B common stock, you are entitled to the number of votes at our Annual Meeting that is equal to the number of LLC Units held by you, regardless of the number of shares of Class B common stock held by you. All matters presented to our stockholders at the Annual Meeting will be voted on by the holders of our Class A common stock and Class B common stock voting together as a single class.

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As of September 8, 2026, we had 19,677,818 shares of Class A common stock outstanding that will carry 19,677,818 votes and 12 shares of Class B common stock outstanding that will carry an aggregate of 270,419 votes (i.e., a number of votes that is equal to the aggregate number of outstanding LLC Units, other than LLC Units held by Malibu Boats, Inc.).
Q:    How is a quorum determined?
A:    A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The presence, in person or by proxy, of the holders of a majority of the voting power of all issued and outstanding shares of capital stock entitled to vote constitutes a quorum at the Annual Meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted a proxy or voting instructions by the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See “—What vote is required to approve each proposal at the Annual Meeting and how will votes be counted?” below. If a quorum is not present or represented at the Annual Meeting, then the person presiding over the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with our bylaws. In addition, our bylaws provide that the chair has the power to convene and (for any reason or for no reason) to recess or adjourn the meeting to another place, if any, date and time.
Q:    How will my shares be voted if I do not give specific voting instructions in the proxy or voting instruction form I submit?
A:    If you are a stockholder of record and you properly submit a proxy but do not indicate your specific voting instructions on one or more of the items listed above in the notice of meeting, your shares will be voted as recommended by the Board on those items. See “—How does the Board recommend I vote on these items?” above.
If you hold your shares through a brokerage account and you fail to provide voting instructions to your broker, your broker may generally vote your uninstructed shares of our common stock in its discretion on routine matters at a stockholder meeting. However, a broker cannot vote shares of our common stock held in street name on non-routine matters unless the broker receives voting instructions from the stockholder. Generally, if a broker exercises this discretion on routine matters at a stockholder meeting, a stockholder’s shares will be voted on the routine matter in the manner directed by the broker, but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the stockholder meeting. Proposal 1 (election of directors), Proposal 3 (approval, on an advisory basis, of the Company’s named executive officer compensation), Proposal 4 (approval of an amendment to our certificate of incorporation relating to the removal of directors), and Proposal 5 (approval of an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law) are considered non-routine matters, and Proposal 2 (ratification of KPMG as our independent registered public accounting firm) is considered a routine matter.
Consequently, if you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on Proposals 1, 3, 4, and 5 or on any other business as may properly come before the Annual Meeting. If your broker exercises this discretion on Proposal 2, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposals 1, 3, 4, and 5 at the Annual Meeting.

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Q:    What vote is required to approve each proposal at the Annual Meeting and how will votes be counted?
A:

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Plurality of the votes cast	FOR or WITHHOLD	No Effect	No Effect	FOR all nominees
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2027	Majority of the votes cast on the matter (excluding abstentions and broker non-votes)	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable	FOR
3	Approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes cast on the matter (excluding abstentions and broker non-votes)	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR
4	Approve an amendment to our certificate of incorporation relating to the removal of directors	Affirmative vote of the holders of 66 2/3 % of the outstanding shares entitled to vote thereon; and

		Affirmative vote of the holders of 66 2/3% of the voting power of the outstanding shares entitled to vote thereon	FOR, AGAINST or ABSTAIN	Against	Against	FOR
5	Approve an amendment to our certificate of incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law	Affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon; and

		Affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon	FOR, AGAINST or ABSTAIN	Against	Against	FOR

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Q:    Who will bear the costs of the solicitation of proxies?
A:    The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by Malibu Boats. In addition to solicitation by mail, certain officers, regular employees and directors of Malibu Boats, without receiving any additional compensation, may solicit proxies personally or by telephone. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our Class A common stock and Class B common stock and will reimburse them for their expenses in doing so.
Q:    Who counts the votes?
A:    Votes at the Annual Meeting will be tabulated by a representative of the Carideo Group, who will serve as the Inspector of Elections.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Q:    What do I do if I receive more than one proxy or set of voting instructions?
A:    If you received more than one proxy card or voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately submit your proxy or voting instructions for the shares shown on each proxy card or voting instruction form that you received in order for all of your shares to be voted at the Annual Meeting.
Q:    If I share an address with another stockholder and received only one copy of the proxy materials, how do I obtain an additional copy?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to Broadridge Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

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OTHER
MATTERS
As of the date of this Proxy Statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxy holders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

CERTAIN DEFINED TERMS
Unless otherwise expressly indicated or the context otherwise requires, in this Proxy Statement:
•we use the terms "Malibu Boats," the “Company,” “we,” “us,” “our” or similar references to refer (1) prior to the consummation of our initial public offering, or "IPO" on February 5, 2014, to Malibu Boats Holdings, LLC, or the LLC, and its consolidated subsidiaries and (2) after our IPO, to Malibu Boats, Inc. and its consolidated subsidiaries;
•we refer to the owners of membership interests in the LLC immediately prior to the consummation of the IPO, collectively, as our “pre-IPO owners”;
•we refer to owners of membership interests in the LLC (the "LLC Units"), collectively, as our “LLC members”;
•we refer to our Malibu branded boats as "Malibu", our Axis Wake Research branded boats as "Axis", our Pursuit branded boats as "Pursuit", our Maverick, Cobia, Pathfinder and Hewes branded boats as "Maverick Boat Group", our Cobalt branded boats as "Cobalt", and our Saxdor branded boats as "Saxdor".

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2027 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than [ ] [ ], 2027 and must comply with our bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board at the 2027 annual meeting of stockholders or who wish to present a proposal at the 2027 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials that we distribute for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary no earlier than July 6, 2027 and no later than the close of business on August 5, 2027 (provided, however, that if the 2027 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2027 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the date of the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company). The stockholder’s written notice must include certain information concerning the stockholder, the business desired to be brought and each nominee as specified in Section 2.10 of our bylaws. In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2027 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Secretary, Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774.

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SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS
In addition to historical information, this Proxy Statement contains forward-looking statements, which are based on our current assumptions and expectations. These statements are typically accompanied by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or similar words. The principal forward-looking statements in this Proxy Statement including statements regarding: demand for our products and expected industry trends, our business strategy and plans, our prospective products or products under development, or vertical integration initiatives, our acquisition strategy, and management’s objectives for future operations. Actual results may differ materially from those referred to in the forward-looking statements. The most important factors which could cause our actual results to differ from our forward-looking statements are set forth in our description of risk factors included in Part I, Item 1A, Risk Factors of our Form 10-K for the fiscal year ended June 30, 2026, which should be read in conjunction with the forward-looking statements in this Proxy Statement.

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ANNUAL REPORT
TO STOCKHOLDERS
Our 2026 Annual Report has been filed with the SEC and has been posted, and is available without charge, on our corporate website at www.malibuboatsinc.com. For stockholders receiving an e-mailed or printed copy of this Proxy Statement, a copy of our 2026 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2026 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Class A common stock or Class B common stock. Requests can be made by writing to Investor Relations: Malibu Boats, Inc., 5075 Kimberly Way, Loudon, Tennessee 37774, or by telephone request to (865) 458-5478.
ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.

By Order of the Board of Directors,
Brooke Zinter
General Counsel and Secretary

Loudon, Tennessee
September [ ], 2026

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APPENDIX A
Reconciliation of Non-GAAP Financial Measures
USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA and adjusted EBITDA margin. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization, goodwill and other intangible asset impairment expense, and non-cash, non-operating expenses or other expenses that we do not believe are indicative of our ongoing expenses, including abandonment of construction in process, litigation settlements, acquisition and integration related expenses, adjustment to earnout liability, certain professional fees, non-cash compensation expense and adjustments to our tax receivable agreement liability. We define adjusted EBITDA margin as adjusted EBITDA divided by net sales. Adjusted EBITDA and adjusted EBITDA margin are not measures of net income (loss) as determined by GAAP. Management believes adjusted EBITDA and adjusted EBITDA margin allow investors to evaluate the Company’s operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure and non-recurring or non-operating expenses.
We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Our presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDA and adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies.

A reconciliation of our net income (loss) as determined in accordance with GAAP to adjusted EBITDA is provided below.

Malibu Boats, Inc.	A-1	2026 Proxy Statement

Appendix A

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to adjusted EBITDA and presentation of net income (loss) margin and adjusted EBITDA margin for the periods indicated (dollars in thousands):

	Fiscal Year Ended June 30,
	2026	2025	2024
Net income (loss)	1,707	15,240	(56,443)
Provision (benefit) for income taxes	740	5,023	(1,342)
Interest expense	3,559	1,883	1,842
Depreciation	33,147	31,794	26,178
Amortization	10,805	6,799	6,811
Goodwill and other intangible asset impairment [1]	—	—	88,389
Abandonment of construction in process [2]	—	—	8,735
Litigation settlement [3]	—	3,500	—
Acquisition related step-up inventory amortization [4]	3,128	—	—
Acquisition and integration related expenses [5]	14,773	—	—
Adjustment to earnout liability [6]	(2,449)	—	—
Professional fees [7]	3,952	4,962	3,096
Stock-based compensation expense [8]	5,603	5,916	4,935
Adjustment to tax receivable agreement liability[9]	(1,029)	(347)	36
Adjusted EBITDA	73,936	74,770	82,237
Net Sales	914,590	807,561	829,035
Net Income (Loss) Margin [10]	0.2%	1.9%	(6.8)%
Adjusted EBITDA Margin [10]	8.1%	9.3%	9.9%

Malibu Boats, Inc.	A-2	2026 Proxy Statement

Appendix A

(1)	Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)
We recorded a non-cash charge of $8.7 million in fiscal year 2024 associated with the abandonment of the ERP project. The abandonment pertains to long-lived assets including software and other capitalized costs specifically tied to the project and is captured in the Abandonment of construction in process of our Consolidated Statements of Operations and Comprehensive (Loss) Income.

(3)	Represents the amount paid pursuant to a settlement agreement with the Chapter 11 trustee (the "Trustee") for Tommy's Fort Worth LLC and its affiliate debtors.
(4)	Acquisition related step-up inventory amortization represents the amortization of the fair value step-up in Saxdor's inventories resulting from the acquisition of Saxdor, which is recorded within Cost of goods sold.
(5)	Represents legal and advisory fees as well as integration costs incurred in connection with our acquisition of Saxdor on March 2, 2026.
(6)	Represents the change in the contingent consideration (earnout) liability recognized in connection with the acquisition of Saxdor on March 2, 2026.
(7)	For fiscal year 2026 and 2025, represents legal and advisory fees, netted with insurance payments, related to ongoing litigation with our insurance carriers related to the Batchelder matters and ongoing litigation with Tommy's Boats and Matthew Borisch. For fiscal year 2024, represents legal and advisory fees related to ongoing litigation with our insurance carriers related to Batchelder matters.
(8)	Represents equity-based incentives awarded to employees under our long-term incentive plans.
(9)
For fiscal year 2026, we recognized other income from an adjustment in our tax receivable agreement liability mainly due to decreased blended federal and state tax rate used in computing our future tax obligations used as a result of tax reform changes in H.R. 1, commonly referred to as the One Big Beautiful Bill Act ("OB3") and in turn, a $1.0 million decrease in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2025, we recognized other income from an adjustment in our tax receivable agreement liability mainly due to a decrease in the state tax rate used in computing our future tax obligations and in turn, a decrease in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2024, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners.

(10)	We calculate net income (loss) margin as net income (loss) divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Malibu Boats, Inc.	A-3	2026 Proxy Statement

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MALIBU BOATS, INC.
5705 KIMBERLY WAY
LOUDON, TN 37774

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MALIBU BOATS, INC. CLASS A COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, AND 5.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect to the Board of Directors the two nominees named in the attached Proxy Statement to serve until the Company's 2029 annual meeting of stockholders and until their successors are duly elected and qualified:

   Nominees:

   01) Ivar S. Chhina
   02) Mark W. Lanigan

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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T03580-P56790

MALIBU BOATS, INC.
CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 3, 2026

The stockholder delivering this proxy hereby appoints David S. Black and Brooke K. Zinter, and each of them, as proxies, with the power to act alone or to appoint his or her substitute, to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Malibu Boats, Inc. held of record by the stockholder delivering this proxy at the close of business on September 8, 2026 at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on Tuesday, November 3, 2026, at RT Lodge, 1406 Wilkinson Pike, Maryville, TN 37803, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) with all of the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER DELIVERING THIS PROXY. IF NO SUCH DIRECTIONS ARE MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, AND 5 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING SHARES OF CLASS A COMMON STOCK. IF YOU HOLD SHARES OF CLASS B COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS B COMMON STOCK PROXY CARD FOR VOTING SHARES OF CLASS B COMMON STOCK.

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MALIBU BOATS, INC.
5705 KIMBERLY WAY
LOUDON, TN 37774

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03581-P56790 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MALIBU BOATS, INC. CLASS B COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, AND 5.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect to the Board of Directors the two nominees named in the attached Proxy Statement to serve until the Company's 2029 annual meeting of stockholders and until their successors are duly elected and qualified:

   Nominees:

   01) Ivar S. Chhina
   02) Mark W. Lanigan

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2026 Annual Report are available at www.proxyvote.com.

T03582-P56790

MALIBU BOATS, INC.
CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 3, 2026

The stockholder delivering this proxy hereby appoints David S. Black and Brooke K. Zinter, and each of them, as proxies, with the power to act alone or to appoint his or her substitute, to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of Malibu Boats, Inc. held of record by the stockholder delivering this proxy at the close of business on September 8, 2026 at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on Tuesday, November 3, 2026, at RT Lodge, 1406 Wilkinson Pike, Maryville, TN 37803, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) with all of the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER DELIVERING THIS PROXY. IF NO SUCH DIRECTIONS ARE MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, AND 5 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE NOTE THAT THESE PROXY VOTING INSTRUCTIONS AND CONTROL NUMBER PROVIDED APPLY ONLY TO VOTING SHARES OF CLASS B COMMON STOCK. IF YOU HOLD SHARES OF CLASS A COMMON STOCK, PLEASE FOLLOW THE PROXY VOTING INSTRUCTIONS AND USE THE CONTROL NUMBER PROVIDED ON YOUR CLASS A COMMON STOCK PROXY CARD FOR VOTING SHARES OF CLASS A COMMON STOCK.

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